EXHIBIT 10.1

POST-PETITION CREDIT AGREEMENT

AMONG

MISSISSIPPI CHEMICAL CORPORATION

AND

THE BANKS PARTY HERETO

AND

HARRIS TRUST AND SAVINGS BANK,

as DIP Agent

Dated as of May 16, 2003

TABLE OF CONTENTS

MISSISSIPPI CHEMICAL CORPORATION

POST-PETITION CREDIT AGREEMENT

Exhibit A	-	Revolving Credit Note
Exhibit B	-	Application and Agreement for Letter of Credit
Exhibit C	-	Schedule of Subsidiaries
Exhibit D	-	Compliance Certificate
Exhibit E	-	Farmland MissChem Project Contingent Obligations
Exhibit F	-	Borrowing Base Report
Exhibit G	-	Interim Financing Order
Exhibit H	-	Borrowing Certificate
Exhibit I	-	Excess Collateral Availability Requirement
Exhibit J	-	Executory Contracts to be Assumed

SCHEDULE 5.3.		-	Litigation
SCHEDULE 7.20		-	Minimum Required EBITDA
SCHEDULE 7.21		-	Maximum Permitted Capital Expenditures
SCHEDULE 7.22		-	Existing Restrictions

MISSISSIPPI CHEMICAL CORPORATION

Post-Petition Credit Agreement

          This Post-Petition Credit Agreement, dated as of May 16, 2003, is by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), the several banks and other financial institutions or entities from time to time parties to this Agreement (individually a "Bank" and collectively the "Banks"), Harris Trust and Savings Bank, individually ("Harris") and as administrative and collateral agent for the Banks (in such capacity, the "DIP Agent").

Witnesseth:

          Whereas, on May 15, 2003 (the "Petition Date") the Borrower and the Guarantors have filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Mississippi initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          Whereas, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Guarantors;

          Whereas, the Borrower and the Guarantors have requested that the Banks enter into certain financing arrangements with the Borrower pursuant to which the Banks may make loans and provide other financial accommodations to the Borrower;

          Whereas, the Banks are willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein.

          Now, Therefore, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.          The DIP Credit and Swing Line.

          Section 1.1.     The DIP Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a revolving credit facility (the "DIP Credit") to the Borrower which may be utilized by the Borrower in the form of loans (individually a "DIP Loan" and collectively the "DIP Loans") and L/Cs (as hereinafter defined). The aggregate principal amount of all Loans (as hereinafter defined) plus the maximum amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding (collectively the "DIP Obligations") may not exceed the lesser of the Borrowing Base, as most recently computed, and the sum of the DIP Commitments (as hereinafter defined) at any time. The DIP Credit shall be available to the Borrower, and may be availed of by the Borrower from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including the Termination Date, at which time the entire outstanding principal amount of all DIP Obligations, together with all accrued and unpaid interest thereon, shall be due and payable.

          (b)      The respective maximum aggregate principal amounts of the DIP Credit at any one time outstanding during each period specified below and the percentage (the "Commitment Percentage") of the DIP Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrower are as follows (collectively, the "DIP Commitments" and individually, a "DIP Commitment"):
	EXCESS
	COMMITMENT	ALL
	PERIOD	OTHER TIME

Harris Trust and Savings Bank	$11,320,312.50	$10,565,625.00	30.1875000%
Avenue Special Situations Fund II, L.P.	$ 6,468,750.00	$ 6,037,500.00	17.2500000%
SPCP Group, L.L.C.	$ 5,841,222.15	$ 5,451,807.34	15.5765924%
President and Fellows of Harvard College	$ 5,841,222.15	$ 5,451,807.34	15.5765924%
Banc of America Strategic Solutions, Inc.	$ 3,281,250.00	$ 3,062,500.00	8.7500000%
Morgan Stanley Senior Funding	$ 2,872,243.19	$ 2,680,760.31	7.6593152%
ABN AMRO Bank N.V.	$ 1,875,000.00	$ 1,750,000.00	5.0000000%
Total	$37,500,000.00	$35,000,000.00	100%

          (c)     Each Borrowing under the DIP Credit shall be made by each Bank in an amount equal to its Commitment Percentage of the amount of such Borrowing. Each Borrowing under the DIP Credit (other than Borrowings of Swingline Loans) shall be in an amount not less than $2,500,000 or such greater amount which is an integral multiple of $500,000.

          Section 1.2.     Swingline Loans under the DIP Credit.     (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.2, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Borrower from time to time before the Termination Date on a revolving basis up to $15,000,000 in aggregate principal amount at any time outstanding; provided that Harris shall have no obligation to advance any Swingline Loan if the Total Outstandings would thereby exceed the lesser of the Borrowing Base, as most recently computed, and the sum of the DIP Commitments then in effect. All Swingline Loans will bear interest as provided in Section 1.3 hereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan shall have a maturity of up to the seventh day after such Swingline Loan was made. No more than 5 Swingline Loans may be outstanding at any time.

          (b)     Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank to make a DIP Loan in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested DIP Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such DIP Loans shall be immediately applied to repay the outstanding Swingline Loans. The Borrower authorizes Harris to charge the Borrower's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

          (c)     Participations. If any Bank refuses or otherwise fails to make a DIP Loan when requested by Harris pursuant to Section 1.2(b) above (because the conditions in Section 6.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such DIP Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such DIP Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

          Section 1.3.     Interest Rates. (a) The principal amount of the Loans and Reimbursement Obligations outstanding from time to time shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Base Rate from time to time in effect plus four percent (4%), payable monthly in arrears on the last day of each calendar month, commencing on May 31, 2003, and at maturity (whether by acceleration, upon prepayment or otherwise).

          (b)     If any Event of Default shall have occurred, all Loans and Reimbursement Obligations shall bear interest from the date such Event of Default occurred, payable on demand, at a rate per annum equal to the sum of 2% plus the rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) otherwise applicable to such Loans and Reimbursement Obligations under Section 1.3(a) hereof.

          Section 1.4.     Letters of Credit. (a) Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Borrower's request Harris may in its discretion issue letters of credit (an "L/C" and collectively the "L/Cs") for the account of the Borrower subject to availability under the DIP Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.7 hereof. Each L/C shall be issued pursuant to an application for letter of credit (the "L/C Agreement") in the form of Exhibit B hereto. The L/Cs shall consist of standby and commercial letters of credit in an aggregate face amount not to exceed $10,000,000. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Maturity Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to four percent (4%) (computed on the basis of a 360-day year and actual days elapsed) of the face amount for each L/C issued for the account of the Borrower hereunder. In addition, the Borrower shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, one-quarter of one percent (0.25%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fees for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable monthly in arrears on the last day of each month commencing May 31, 2003 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

          (b)     Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Borrower shall pay fees in connection with each L/C as set forth in Section 1.4(a) hereof, (ii) except as otherwise provided in Section 3.4(b) hereof and Section 3.6(b) hereof, before the occurrence of a Potential Default or an Event of Default, Harris will not call for the funding by the Borrower of any amount under an L/C issued for the Borrower's account, or for any other form of collateral security for the Borrower's obligations in connection with such L/C, before being presented with a drawing thereunder, and (iii) if Harris is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Borrower's obligation to reimburse Harris for the amount of such drawing shall bear interest as specified in Section 1.3(b) hereof. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives written notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such written notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be more than one year from the then scheduled expiration date of such L/C or after the Maturity Date, (ii) the DIP Commitments have been terminated, or (iii) an Event of Default exists and the Required Banks have given Harris instructions not to so permit the extension of the expiration date of such L/C.

          (c)     The DIP Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the DIP Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

          Section 1.5.     Reimbursement Obligation.  The Borrower is obligated, and hereby unconditionally agrees, to pay in immediately available funds to Harris for the account of Harris and the Banks who are participating in L/Cs pursuant to Section 1.7 hereof the face amount of each draft drawn and presented under an L/C issued by Harris hereunder for the Borrower's account (the obligation of the Borrower under this Section 1.5 with respect to any amounts drawn under any L/C is a "Reimbursement Obligation"). If at any time the Borrower fails to pay any Reimbursement Obligation when due, the Borrower shall be deemed to have automatically requested a DIP Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if all of the conditions precedent set forth in Section 6.2 of this Agreement have been satisfied. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(a), unless an Event of Default has occurred then the rate of interest specified in Section 1.3(b) hereof.

          Section 1.6.  Manner of Borrowing DIP Loans and Swingline Loans. (a) The Borrower shall give telephonic, telex or telecopy notice to the DIP Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 12:00 Noon (Chicago time) on the date the Banks are requested to make each DIP Loan, and (ii) 12:00 Noon (Chicago time) on the date the Borrower requests the DIP Agent to make a Swingline Loan hereunder. Each such notice shall be irrevocable and shall specify the date of the Borrowing requested (which shall be a Business Day), and the amount of such Borrowing; provided, that in no event shall the principal amount of any requested DIP Loan plus the aggregate principal or face amount, as appropriate, of all Loans, L/Cs, and unpaid Reimbursement Obligations outstanding hereunder exceed the lesser of the Borrowing Base, as most recently computed, and the DIP Commitments as such amounts may be reduced pursuant to Section 3.5 of this Agreement. The Borrower agrees that the DIP Agent may rely on any such telephonic, telex or telecopy notice given by any person who the DIP Agent reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the DIP Agent or any Bank has acted in reliance thereon. The DIP Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Borrower hereunder to each of the Banks.

          (b)     Subject to the provisions of Section 6 hereof, the proceeds of each Borrowing of DIP Loans and of each Swingline Loan shall be made available to the Borrower at the principal office of the DIP Agent in Chicago, Illinois, by depositing immediately available funds into an account maintained by the Borrower with the DIP Agent, on the date such Borrowing is requested to be made, except to the extent such Borrowing represents (i) a refinancing of a Reimbursement Obligation, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant unpaid Reimbursement Obligation, or (ii) a refunding loan, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant Swingline Loans pursuant to Section 1.2(b) hereof. Not later than 3:00 p.m. Chicago time, on the date specified for any Borrowing of DIP Loans to be made hereunder, each Bank shall make its Loan comprising part of such Borrowing available to the Borrower in immediately available funds at the principal office of the DIP Agent, except as otherwise provided above with respect to paying any outstanding Reimbursement Obligation or Swingline Loan.

          (c)     Unless the DIP Agent shall have been notified by a Bank prior to the date of a DIP Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such DIP Loan available to the DIP Agent, the DIP Agent may assume that such Bank has made such proceeds available to the DIP Agent on such date and the DIP Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the DIP Agent by such Bank, the DIP Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the DIP Agent recovers such amount, at a rate per annum equal to the effective rate charged to the DIP Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the DIP Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.6(c) shall be deemed to permit any Bank to breach its obligations to make DIP Loans under the Revolving Credit, or to limit the Borrower's claims against any Bank for such breach.

          Section 1.7.     Participation in L/Cs. (a) Each of the Banks will acquire, without recourse, representation or warranty, a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrower pursuant to Section 1.5 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. If the Banks fund Harris with respect to any Reimbursement Obligation that is not paid when due by the Borrower as described above, all of the Banks may elect to treat such funding as additional DIP Loans to the Borrower hereunder rather than a purchase of participations by the Banks in the related L/Cs held by Harris. The obligation of the Banks to Harris under this Section 1.7 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional DIP Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrower. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrower. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks.

          (b)     The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this Section 1.7(b) and all other parts of this Section 1.7 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

          Section 1.8.     Capital Adequacy. If, after the date hereof, any Bank or the DIP Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time if such Bank is generally imposing payments for such reduction on its similarly situated customers, within thirty (30) days after demand by such Bank (with a copy to the DIP Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

Section 2.          The Collateral.

          Section 2.1.     Security. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Post-Petition Obligations and the Adequate Protection Obligations and to induce the Banks to make the DIP Credit Facility available to the Borrower in accordance with the terms hereof, the Borrower and each of the Guarantors hereby assigns, creates, grants, conveys, mortgages, pledges, hypothecates and transfers to the DIP Agent for the ratable benefit of the Banks and the Pre-Petition Banks, first priority Liens (subject to Permitted Liens) in accordance with Sections 364(c) and (d) of the Bankruptcy Code in all right, title and interest of the Borrower and each of the Guarantors in and to any and all Property, assets and things of value of every kind or type, tangible, intangible, real, personal and fixed, whether now owned or hereafter acquired and wherever located, including, without limitation, real property (including without limitation all leasehold interests, mineral leases, and mineral and water rights), the Cash Collateral Account, accounts, chattel paper, instruments, documents, inventory, equipment, rolling stock (including titled and non-titled vehicles), general intangibles (including intellectual property, interests in partnerships and joint ventures and bankruptcy-related causes of action), letter of credit rights, supporting obligations, commercial tort claims, deposit accounts and investment property but excluding the Trinidad Interest, and, to the extent not otherwise included, (i) all proceeds of each of the foregoing, (ii) all accessions to, substitutions and replacements (including any Property repaired, rebuilt or replaced with casualty insurance proceeds and condemnation awards) for, and insurance and condemnation proceeds, rents, profits and products of each of the foregoing, (iii) all monies and other property of any kind and nature recovered by the Borrower and each of the Guarantors in accordance with the provisions of the Bankruptcy Code, including, without limitation, Sections 544, 547 and 548 thereof, or other applicable law but except as otherwise provided in the Financing Order, (iv) the Pre-Petition Collateral and (v) all Property of the Borrower and each of the Guarantors held by the DIP Agent or any Bank, including without limitation, the funds from time to time on deposit in the Collection Accounts referred to in Section 2.3 hereof, any funds held in escrow by the DIP Agent pursuant to the last sentence of Section 3.4(c) hereof and all other Property of every description, now or hereafter in the possession or custody of or in transit to the DIP Agent or any Bank for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or any Guarantor or as to which the Borrower or any Guarantor may have any right or power (all of which being hereinafter collectively referred to as the "Collateral"). Notwithstanding anything to the contrary contained herein, the Collateral shall not include the Trinidad Interest or any proceeds thereof.

          Section 2.2.     Perfection of Security Interests. (a) At the request of the DIP Agent or the Required Banks and at the Borrower's expense, the Borrower and each of the Guarantors shall (i) execute and deliver to the DIP Agent documentation satisfactory to the DIP Agent or the Banks evidencing the Liens granted hereby, providing for the perfection of such Liens and evidencing that the automatic stay provisions of Section 362 of the Bankruptcy Code have been modified to permit the execution, delivery and filing of such documentation, and (ii) perform or take any and all steps at any time necessary to perfect, maintain, protect and enforce the DIP Agent's Lien on the Collateral; provided, however, that no such documentation shall be required as a condition to the validity, priority or perfection of any of the Liens created pursuant to this Agreement which security interests and liens shall be deemed valid and properly perfected upon approval by the Bankruptcy Court of the Financing Order.

          (b)     Until all Post-Petition Obligations and Adequate Protection Obligations have been indefeasibly satisfied and paid in full by the Debtors and the DIP Commitments shall have terminated, the DIP Agent's security interest in the Collateral as security for such obligations shall continue in full force and effect.

          (c)     Notwithstanding the provisions of Section 2.2(a) hereof, or failure on the part of the Borrower, any Guarantor, the DIP Agent or any Bank to perfect, maintain, protect or enforce the DIP Agent's Lien on the Collateral, the Financing Order shall automatically, and without further action by any Person, perfect the DIP Agent's Lien against the Collateral.

          Section 2.3.     Receivables and Inventory Collections. The Borrower and the Guarantors agree to continue, or if appropriate, forthwith make, such arrangements as shall be necessary or appropriate to assure that all proceeds of the inventory and accounts receivable of the Borrower and the Guarantors and any other Cash Collateral generated after the Closing Date are deposited (in the same form as received) in an account maintained with the DIP Agent or accounts under the control of the DIP Agent (except for local petty cash accounts and local payroll accounts approved by the DIP Agents (the "Petty Cash and Payroll Accounts")) which provide for collections therein to be transmitted to an account maintained with the DIP Agent, all such accounts maintained with or under the control of the DIP Agent to constitute special restricted accounts (each a "Collection Account" and collectively the "Collection Accounts"). The Borrower acknowledges on behalf of itself and the Guarantors that the DIP Agent has (and is hereby granted to the extent that it does not already have) a Lien for the ratable benefit of the Banks on each of the Collection Accounts and all funds contained therein to secure the Obligations, subject to the provisions of the Financing Order and the Bankruptcy Code. Cash held in the Collection Accounts shall constitute Cash Collateral subject to the Financing Order (if in effect) and otherwise as the Bankruptcy Court shall determine.

          Section 2.4.     Cash Collateral Account. The DIP Agent shall establish an account under its exclusive dominion and control (the "Cash Collateral Account") in to which the DIP Agent shall deposit funds required to be deposited therein pursuant to Section 3.4(d) of this agreement. Such funds shall be held in the Cash Collateral Account until such time as the amounts held therein are requested by the Borrower to pay expenses and other obligations of the type set forth in the Budget (subject to variations from the Budget permitted herein), except that the Net Cash Proceeds of Dispositions shall be applied as set forth in Section 3.4 hereof. So long as no Event of Default shall have occurred and be continuing, the DIP Agent shall, at the Company's request, release amounts held in the Cash Collateral Account to the Company to pay expenses and other obligations of the type set forth in the Budget (subject to variations from the Budget permitted herein). During the existence of an Event of Default all amounts held in the Cash Collateral Account shall be applied as required by Section 3.4(e)

          Section 2.5.     Rights of DIP Agent. The DIP Agent may, or upon the direction of the Required Banks, shall, in each case at any time on or after the Termination Date, after seven days prior written notice to the Borrower of its intention to do so, notify account debtors, parties to contracts with the Borrower or any Guarantor, obligors on instruments of the Borrower or any Guarantor and obligors in respect of chattel paper of the Borrower or any Guarantor that the right, title and interest of the Borrower and the Guarantors in and under such accounts, such contracts, such instruments and such chattel paper have been assigned to the DIP Agent and that payments shall be made directly to the DIP Agent. Upon the request of the DIP Agent or the Required Banks on or after the Termination Date, the Borrower will, and will cause the Guarantors to, so notify such account debtors, such parties to contracts, obligors on such instruments and obligors in respect of such chattel paper. Upon the occurrence and during the continuation of a Potential Default or an Event of Default, the DIP Agent may in its own name or in the name of others communicate with such parties to such accounts, such contracts, such instruments and such chattel paper to verify with such persons to the DIP Agent's satisfaction the existence, amount and terms of any such accounts, contracts, instruments or chattel paper.

          Section 2.6.     Performance by DIP Agent of Debtor's Post-Petition Obligations. If the Borrower or any Guarantor fails to perform or comply with any of its agreements contained in this Agreement, the other Loan Documents or the Financing Order and the DIP Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the DIP Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum determined by adding 6% to the Base Rate as from time to time in effect, shall be payable by the Borrower to the DIP Agent on demand and shall constitute Post-Petition Obligations secured by the Collateral. Moreover, neither the DIP Agent nor any Bank shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code, and the Collateral may not be charged for the incurrence of any such cost.

          Section 2.7.     DIP Agent's Appointment as Attorney-in-Fact (a) The Borrower and each of the Guarantors hereby irrevocably constitutes and appoints the DIP Agent and any officer or DIP Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and each of the Guarantors and in the name of the Borrower or such Guarantor or in the DIP Agent's own name, from time to time in the DIP Agent's discretion, for the purpose of collecting the Post-Petition Obligations when due in accordance with the provisions of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish such purpose, and, without limiting the generality of the foregoing, hereby gives the DIP Agent the power and right, on behalf of the Borrower and the Guarantors, without notice to or assent from them, to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Collateral and, in the name of the Borrower or any Guarantor or the DIP Agent's own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the DIP Agent for the purpose of collecting any and all moneys due under any Collateral whenever payable and to file any claims or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the DIP Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due, and to become due thereunder, directly to the DIP Agent or as the DIP Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Borrower or any Guarantor, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower or any Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the DIP Agent or the Required Banks may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the DIP Agent or the Required Banks shall in its or their sole discretion determine is appropriate to liquidate the Collateral; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the DIP Agent were the absolute owner thereof for all purposes, and to do, at the option of the DIP Agent and at the Borrower's expense, at any time, or from time to time, all acts and things which the DIP Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the DIP Agent's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower and the Guarantors might do.

          (b)     The DIP Agent agrees that it will forbear from exercising the power of attorney or any rights granted to them pursuant to this Section 2.7 until after the Termination Date or as otherwise expressly permitted by this Agreement. The Borrower and the Guarantors hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 2.7 is a power coupled with an interest and shall be irrevocable until the Post-Petition Obligations and the Adequate Protection Obligations are indefeasibly paid in full and the DIP Commitments have terminated.

          (c)     The powers conferred on the DIP Agent hereunder are solely to protect the DIP Agent's and the Banks' interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The DIP Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or DIP Agents shall be responsible to the Borrower and the Guarantors for any act or failure to act, except for its own gross negligence or willful misconduct.

          (d)     The Borrower and each Guarantor also authorizes the DIP Agent, at any time and from time to time on and after the Termination Date or as otherwise expressly permitted by this Agreement, (i) to communicate, in the name of the Borrower or such Guarantor or in the DIP Agent's own name (at the DIP Agent's option), with any party to any contract with regard to the assignment of the right, title and interest of the Borrower or such Guarantor in and under the contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments or conveyance or transfer with respect to the Collateral.

Section 3.      The Notes, Fees, Prepayments, Terminations and Application of Payments.

          Section 3.1.     The Notes. All Loans made by each Bank to the Borrower hereunder shall for the sake of convenience be evidenced by a single Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto (individually, a "Revolving Note" or "Note" and together, the "Revolving Notes" or "Notes") payable to the order of such Bank, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Loans made by such Bank to the Borrower pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Sections 1.2 and 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Loan made by it hereunder and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on a schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrower will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of all Loans then outstanding from such Bank. Such Bank will cancel the outstanding Revolving Credit Note upon receipt of the new Revolving Note.

          Section 3.2.     Commitment Fee. For the period from the date hereof to and including the Termination Date, or such earlier date on which the DIP Credit is terminated in whole pursuant to Section 3.5 hereof, the Borrower shall pay to the DIP Agent for the account of the Banks a commitment fee with respect to the DIP Credit at the rate per annum (computed on a basis of a year of 365/366 days for the actual number of days elapsed) equal to one-half of one percent of the average daily unused amount of the DIP Commitments, calculated without regard to whether any credit is available or outstanding under the DIP Credit (determined in each case after giving effect to any reductions thereof as specified in Section 3.5 hereof). Such fee shall be payable monthly in arrears on the last day of each month commencing on May 31, 2003, and on the Termination Date, unless the DIP Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.2 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

          Section 3.3.     Agent's Fees. The Borrower shall pay to and for the sole account of the DIP Agent an agency fee in the amount of $150,000, payable in two installments of $75,000 each, the first payable upon the entry of the Interim Financing Order and the second upon the entry of the Final Financing Order. Such fee shall be in addition to any fees and charges the DIP Agent may be entitled to receive under the other Loan Documents.

          Section 3.4.     Prepayments of Loans. (a) Optional. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part any Loans at any time upon prior telecopy or telephonic notice from the Borrower to the DIP Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

          (b)     Mandatory Prepayments of Excess Borrowings. If at any time the Total Outstandings hereunder shall exceed the lesser of the DIP Commitments and the Borrowing Base as most recently computed, the Borrower shall immediately prepay Loans and Reimbursement Obligations outstanding for the Borrower's account and, if necessary, pledge cash collateral to the DIP Agent to secure outstanding L/Cs issued for the Borrower's account, in an amount equal to such excess.

          (c)     Asset Sales Before Termination Date. In the event of any Disposition (whether voluntary or involuntary) outside the ordinary course of business of any Property of the Borrower or any of its Subsidiaries (other than any Disposition of the Trinidad Interests or any part thereof) occurring prior to the Termination Date that results in Net Cash Proceeds in excess of $1,000,000 in the aggregate, (x) the Borrower shall promptly notify the DIP Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition, the Borrower shall deliver all of such Net Cash Proceeds in excess of $1,000,000 in the aggregate to the DIP Agent for application as follows: 50% of such Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be applied to the payment of then outstanding Loans and Reimbursement Obligations and, if no Loans or Reimbursement Obligations are then outstanding, to be held as cash collateral for outstanding L/Cs, and the other 50% of such Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be applied to the payment of the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement; provided, however, that if no Loans, Reimbursement Obligations or L/Cs are then outstanding under this Agreement, the DIP Commitments have been reduced to zero, and all other Post-Petition Obligations have been fully paid, all such Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be applied to the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement. Nothing herein contained shall impair or otherwise effect the prohibitions against the Disposition of Property contained herein and in the other Loan Documents, any requirement that the Bankruptcy Court approve such Disposition or the right of the Banks or the Pre-Petition Banks to object to such Disposition. Any proceeds of a Disposition described in this Section 3.4(c) designated to pay actual taxes payable and costs of such Disposition shall be held by the DIP Agent in escrow until applied to pay such taxes and costs.

          (d)     Payments out of Cash Collateral. Prior to the Termination Date, all proceeds of the inventory and proceeds of the accounts receivable of the Borrower and the Guarantors and all Cash Collateral generated in the ordinary course of the Borrower's and the Guarantors' businesses (other than amounts subject to Section 3.4(c) hereof) shall be deposited in the Collection Accounts referred to in Section 2.3 hereof and applied daily as follows:

(i) First, to the payment of expenses of the type set forth in the Budget (subject to variations from the Budget permitted herein);

(ii) Second, to the costs, fees and expenses of the DIP Agent (including without limitation the fees and expenses of its counsel and other professionals and previous employed or retained by the DIP Agent);

(iii) Third, to the prepayment of all Loans and Reimbursement Obligations hereunder until all Loans and Reimbursement Obligations shall be fully paid (but without any reduction in the DIP Commitments resulting from such prepayments);

(iv) Fourth, to be held by the DIP Agent in the Cash Collateral Account until released or applied pursuant to Section 2.4 hereof; and

(v) Fifth, as the Financing Order shall provide if then in effect and otherwise as shall be determined by the Bankruptcy Court.

The DIP Agent shall make the application provided for by clauses (ii) and (iii) above once each Business Day upon request of the Borrower received not later than 11:00 a.m. (Chicago time) on such day.

          (e)     Payments after the Termination Date. Anything contained herein to the contrary notwithstanding, after the Termination Date all payments and collections received in respect of the Obligations and all proceeds of the Collateral (including Net Cash Proceeds and all other proceeds of any Disposition of Collateral) and all Cash Collateral shall be remitted to the DIP Agent and distributed as follows:

(i) first, to the payment of all costs and expenses incurred by the DIP Agent which the Borrower has agreed to pay under Section 11.8 hereof, including without limitation any reasonable costs and expenses incurred by the DIP Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents (such funds to be retained by the DIP Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments previously made to the DIP Agent);

(ii) second, to the payment of all outstanding Loans and Reimbursement Obligations until all such amounts are fully paid, then to be held as collateral for all outstanding L/Cs issued under this Agreement;

(iii) third, to the payment of all other outstanding Post-Petition Obligations until all such amounts are fully paid;

(v) fourth, to the Pre-Petition Obligations, and to collateralize any letters of credit issued under the Pre-Petition Credit Agreement, until all such Pre-Petition Obligations shall be fully paid and all such letters of credit shall be fully collateralized (subject to the Administrative Expense Carve-Out); and

(v) fifth, as shall be determined by the Bankruptcy Court.

          Section 3.5.     DIP Credit Termination. (a) The Borrower shall have the right at any time upon 5 days' prior (or such shorter period as may be agreed upon by the Borrower and the DIP Agent) notice to the Banks to terminate the DIP Credit in whole or in part (but if in part in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000); provided, however, that the Borrower may not terminate any portion of the DIP Credit which represents outstanding DIP Credit Obligations unless the Borrower contemporaneously prepays the same or, with respect to any outstanding L/Cs, pledges cash collateral to the DIP Agent to secure the same.

          (b)     Upon the prepayment of any Loans pursuant to Section 3.4(c) of this Agreement, the DIP Commitments shall automatically and permanently reduce by an amount equal to the amount of each such prepayment, and each Bank's DIP Commitment shall automatically and permanently be reduced by its Commitment Percentage of such reduction.

          Section 3.6.     Place and Application of Payments. (a) General. All payments by the Borrower hereunder shall be made to the DIP Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after any later time the Banks may otherwise direct) shall be deemed received upon the following Business Day. Except as herein provided, all payments shall be received by the DIP Agent for the ratable account of the holders of the Loans and shall be promptly distributed by the DIP Agent ratably to the holders of the Loans. All proceeds of Collateral received by the DIP Agent or any of the Banks shall be remitted to the DIP Agent and applied by the DIP Agent to the Obligations as set forth in Section 3.4. The Borrower hereby authorizes the DIP Agent to automatically debit its designated account with Harris for any principal, interest and fees when due on the Loans or under any L/C Agreements or this Agreement and to transfer the amount so debited from such account to the DIP Agent for application as herein provided.

          (b)    Except as otherwise specifically provided for herein, the Borrower hereby irrevocably waives the right to direct the application of payments and collections at any time received by the DIP Agent or any of the Banks from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the DIP Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the DIP Agent or any of the Banks against the Obligations in the manner described above.

          Section 3.7.     Facility Fee. The Borrower shall pay to the DIP Agent for the account of the Banks a facility fee in the amount of $750,000 payable in two installments of $375,000 each, the first payable upon the entry of the Interim Financing Order and the second upon the entry of the Final Financing Order.

Section 4.          Definitions.

          Section 4.1.     Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

          "Adequate Protection Obligations" shall mean all present and future obligations of the Debtors under any order or orders of the Bankruptcy Court to pay interest, fees, costs, expenses and charges on or with respect to the Pre-Petition Obligations under Sections 361 and 506(b) of the Bankruptcy Code.

          "Administrative Expense Carve-Out" shall mean $1,500,000 plus, prior to the Termination Date, an amount equal to accrued and pending applications professional fees and expenses (other than those of the DIP Agent, the Banks, the Pre-Petition Agent and the Pre-Petition Banks) incurred prior to the Termination Date to the extent such fees and expenses have not been paid but were provided for in the Budget.

          "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. For purposes of avoiding doubt, Phosphate Chemicals Export Assoc. shall not be considered an Affiliate of Borrower.

           "Agreement" shall mean this Post-Petition Credit Agreement as supplemented and amended from time to time.

          "Approved Account Debtors" shall mean Alabama Farmers Coop, Inc., CF Industries, Inc., Phosphate Chemicals Export Assoc., Tennessee Farmers Coop, Jimmy Sanders, Inc., Cargill, Inc., Potash Corporation of Saskatchewan, Inc., IMC Agrico, Inc., ConAgra Fertilizer, Royster Clark, BASF, Air Products, Debruce Fertilizer, Agriliance, LLC and Dyno Nobel, Inc.

          "Approved Foreign Account Debtor" shall mean Potash Corporation of Saskatchewan, Inc.

          "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

          "Base Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 A.M. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the DIP Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Mississippi, or any other court having jurisdiction over the Chapter 11 Cases from time to time.

          "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

          "Borrowing" means the total of DIP Loans made by the Banks to the Borrower on a single date. Borrowings of DIP Loans are made ratably from the Banks according to their DIP Commitments.

          "Borrowing Base" shall mean, as of any time it is to be determined, the sum (without duplication) of:

(a) 85% of the amount of the Eligible Receivables of the Borrower and the Guarantors Subsidiaries; plus

(b) 65% of the lower of weighted average cost or market value (using the moving average cost method of inventory valuation applied by the Borrower in accordance with generally accepted accounting principles, consistently applied) of the Eligible Inventory of the Borrower and its Subsidiaries; minus

(c) the Excess Collateral Availability Requirement; minus

(d) from and after the 30th day after the Closing Date, an amount equal to twice the amount of all then accrued and unpaid charges owed to warehousemen and other third parties having inventory in their possession and that have not executed and delivered to the DIP Agent a warehouseman's waiver satisfactory in form and substance to the DIP Agent; minus

(e) from and after the 30th day after the Closing Date, an amount equal to six months rent payable with respect to all leased facilities in which any inventory is kept and for which the landlord has not executed and delivered to the DIP Agent a landlord's waiver satisfactory in form and substance to the DIP Agent;

provided that (x) the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to this Agreement and, if required by the DIP Agent pursuant to any of the terms hereof or any Security Document, as verified by such other evidence required to be furnished to the DIP Agent pursuant hereto or pursuant to any such Security Document, and (y) the Borrowing Base shall be redetermined to the satisfaction of the Required Banks upon the consummation of any Disposition that results in Net Cash Proceeds in excess of $1,000,000.

          "Borrowing Base Report" shall mean a Borrowing Base Report in the form of Exhibit F hereto.

          "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois.

          "Budget" shall mean the budget projecting the Debtors' budgeted cash receipts and disbursements (including Costs of Reorganization) on a monthly basis from the Petition Date through the Maturity Date delivered to satisfy the requirements of Section 6.1(e) hereof and attached to the Interim Financing Order, as such budget may from time to time be extended or otherwise modified with the consent of the Required Banks.

          "Capital Expenditures" means, for any period, capital expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles, consistently applied.

          "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Person and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

          "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease.

          "Cash Collateral" shall mean the cash collateral (within the meaning Section 363 of the Bankruptcy Code) subject to the Liens securing the Obligations or any portion thereof.

          "Cash Collateral Account" shall have the meaning set forth in Section 2.4 hereof.

          "Change of Control" shall mean the occurrence, after the date hereof, of (i) any Person or two or more Persons acting in concert (but excluding Borrower's employees stock fund) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

          "Chapter 11 Case" shall have the meaning set forth in the preamble hereof.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Sections 6.1 and 6.2 hereof shall have been satisfied, which date occurred on May 16, 2003.

          "Collateral" shall have the meaning set forth in Section 2.1 hereof.

          "Collection Account" shall have the meaning set forth in Section 2.3 hereof.

          "Commitment Percentage" shall have the meaning set forth in Section 1.1(b) hereof.

          "Compliance Certificate" shall mean a Compliance Certificate in the form of Exhibit E attached hereto.

          "Costs of Reorganization" shall mean all legal, professional and advisory fees paid by the Debtors (whether or not incurred by the Debtors) in connection with the Chapter 11 Cases as set forth in the Budget and approved in the Financing Order or as may be otherwise approved from time to time by the Bankruptcy Court, subject to the Banks' and the DIP Agent's right to object thereto.

          "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

(a) all indebtedness, obligations and liabilities with respect to borrowed money;

(b) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others or to purchase Property of others at the request or demand of any creditor of such Person;

(c) all reimbursement and other obligations with respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

(d) the aggregate amount of Capitalized Lease Obligations;

(e) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet; and

(f) all indebtedness, obligations and liabilities representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

          "Debtor" is defined in the preamble hereto.

          "DIP Agent" shall have the meaning specified in the first paragraph of this Agreement.

          "DIP Credit" shall have the meaning specified in Section 1.1(a) hereof.

          "DIP Credit Facility" or "Facility" shall mean the debtor-in-possession facility extended to the Borrower by the Banks hereunder.

          "DIP Commitment" and "DIP Commitments" shall have the meanings specified in Section 1.1(b) hereof.

          "DIP Loan" and "DIP Loans" shall have the meanings specified in Section 1.1(a) hereof.

          "DIP Obligations" shall have the meaning specified in Section 1.1(a) hereof.

          "Disposition" means the sale, lease, conveyance or other disposition (including casualty and condemnation) of Property.

          "Domestic Subsidiary" means each Subsidiary that is not a Foreign Subsidiary.

          "EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount, without duplication, in respect of (a) Interest Expense (cash and non-cash) for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its Subsidiaries, plus (d) other noncash charges deducted in the calculation of Net Income for such period, plus (e) any loss (or minus any gain) on any Disposition of all or any part of the Trinidad Interest or any other asset (except sales of inventory in the ordinary course of business) of the Borrower or any Subsidiary, plus (f) any reserves established for restructuring charges (not to include restructuring charges related to professional fees), including severance expenses, until such time as such restructuring charges are paid in cash (at which time they will be deducted in the calculation of EBITDA), plus (g) any write-down of the Borrower's or its Subsidiaries assets according to GAAP. However, EBITDA shall not include any amounts (whether cash or non-cash) attributable to the Borrower's or its Subsidiaries' interest in FMCL, Houston Ammonia Terminal, L.P. or FMCL, Limited Liability Company except to the extent received in cash from Houston Ammonia Terminal, L.P. by the Borrower or a Guarantor.

          "Eligible Inventory" means all raw material (but excluding work-in-process) and finished goods inventory of the Borrower and its Subsidiaries which in each case the DIP Agent, in its reasonable judgment, deems to be Eligible Inventory; provided that in no event shall inventory be deemed Eligible Inventory unless all representations and warranties set forth in the Security Documents with respect to such inventory are true and correct and such inventory:

(a) is an asset of the Borrower or any of its Subsidiaries to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority security interest in favor of the DIP Agent for the benefit of the Banks, and is free and clear of any other liens and security interests;

(b) (i) is located in the United States or (ii) is in transit to the Borrower or a Subsidiary from a supplier, is fully insured and the DIP Agent is the loss payee on such insurance;

(c) if such Inventory consists of finished goods at locations which are leased or warehouses not owned by the Borrower or any of its Subsidiaries, (i) any non-negotiable warehouse receipts or other non-negotiable documents for such inventory are issued in the name of the Borrower or a Subsidiary or, alternatively, designate the DIP Agent directly or by endorsement as the only person to whom or to whose order the warehouseman is legally obligated to deliver such goods and (ii) any negotiable warehouse receipts or other negotiable documents for such inventory are in the possession of the DIP Agent;

(d) is not damaged or returned or obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof; and

(e) it is not spare parts inventory.

          "Eligible Receivables" means all accounts receivable of the Borrower and its Subsidiaries which the DIP Agent, in its reasonable judgment, deem to be Eligible Receivables; provided that in no event shall an account receivable be deemed an Eligible Receivable unless all representations and warranties set forth in the Security Documents with respect to such account receivable are true and correct and further provided that such account receivable:

(a) arises out of the sale by the Borrower or any of its Subsidiaries of raw materials or finished goods inventory delivered to and accepted by, or out of the rendition by the Borrower of services fully performed by the Borrower or any of its Subsidiaries and accepted by, the account debtor on such account receivable and such account receivable otherwise represents a final sale;

(b) the account debtor on such account receivable is either an Approved Foreign Account Debtor or principally located (as used in the Uniform Commercial Code) within the United States of America or, if such right has arisen out of the sale of such goods shipped to, or out of the rendition of services to, an account debtor located in any other country, such right is either (i) supported by insurance issued by the Ex-Im Bank or any other insurer acceptable to the DIP Agent, in each case in form and substance satisfactory to the DIP Agent (which in any event shall insure not less than ninety percent (90%) of the face amount of such account receivable and shall be subject to such deductions as are acceptable to the DIP Agent) or (ii) secured by a valid and irrevocable letter of credit pursuant to which any of the Borrower, any of its Subsidiaries or their respective transferee may draw on an issuer acceptable to the DIP Agent for the full amount thereof;

(c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary, member, manager, director, officer or employee of the Borrower or any Subsidiary, (ii) is not an Affiliate of the Borrower or any Subsidiary unless such account debtor has executed and delivered to the DIP Agent an agreement satisfactory in form and substance to the DIP Agent waiving all rights of set-off, counterclaims, recoupment or other defenses with respect thereto, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Borrower or the relevant Subsidiary has complied with the Assignment of Claims Act or any similar state or local statute, as the case may be, to the satisfaction of the DIP Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

(d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the DIP Agent;

(e) is an asset of the Borrower or a Subsidiary to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority security interest in favor of the DIP Agent, and is free and clear of any other liens and security interests;

(f) is not subject to any offset, counterclaim or other defense with respect thereto (except to the extent deducted in calculating the eligible amount thereof) and, with respect to said account receivable or the contract or purchase order out of which the same arose, no surety bond was required or given in connection therewith;

(g) is not unpaid more than (i) 120 days from and after its invoice date, or (ii) 30 days after its original due date on terms up to 90 days;

(h) is not owed by an account debtor who is obligated on accounts receivable owed to the Borrower and its Subsidiaries more than 50% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (g) above unless the DIP Agent has approved the continued eligibility thereof;

(i) would not cause the total accounts receivable owing from any one account debtor (excluding Approved Account Debtors) and its Affiliates to exceed 10% of all Eligible Receivables unless the Borrower has requested in writing that the DIP Agent approve the continued eligibility thereof and the DIP Agent has approved in writing the continued eligibility thereof;

(j) would not cause the total accounts receivable owing from any one account debtor and its Affiliate to exceed any credit limit established for purposes of determining eligibility hereunder by the DIP Agent in its reasonable judgment for such account debtor and for which the DIP Agent has given the Borrower at least five (5) Business Day's prior notice of the establishment of any such credit limit;

(k) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, or any other repurchase or return basis; and

(l) it is evidenced by an invoice dated not more than five (5) Business Days after the shipment date.

          "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Essential Trade Creditor" shall mean (a) essential trade creditors who agree to provide goods and services to the Debtors on a normal and customary basis, and (b) the holders of certain tax claims and certain employee related claims to the extent provided for in the Budget or, if not provided for in the Budget, to the extent mutually agreed upon by the Borrower and the DIP Agent.

          "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

          "Excess Collateral Availability Requirement" shall mean the amounts set forth on Exhibit I for each period specified on Exhibit I.

          "Excess Commitment Period" shall mean the period from September 1, 2003 through November 30, 2003 and the period from February 1, 2004, through March 31, 2004.

          "Ex-Im Bank" means the Export-Import Bank of the United States.

          "Ex-Im Bank Indebtedness" means the Debt of FMCL to Ex-Im Bank outstanding on the date of this Agreement.

          "Farmland MissChem Project" means that certain anhydrous ammonia plant owned by FMCL in Trinidad.

          "Farmland MissChem Project Contingent Obligations" means the contingent obligations described on Exhibit E hereto.

          "Fed Funds Rate" shall have the meaning specified in Section 1.6(c) hereof.

          "Final Financing Order" shall mean a final order of the Bankruptcy Court authorizing and approving the DIP Credit Facility on terms and conditions no less favorable to the Banks than those contained in the Interim Financing Order, in substantially the form of the Interim Financing Order and otherwise acceptable to the Banks as to form and substance.

          "Financing Order" shall mean the Interim Financing Order prior to entry of the Final Financing Order and shall mean the Final Financing Order at all times thereafter.

          "FMCL" shall mean Farmland MissChem Limited, a Company incorporated under the Companies Ordinance, Chapter 31, No. 1 and continued under the Companies Act, Chapter 81:01 of the laws of the Republic of Trinidad and Tobago.

          "FMCL LLC" means FMCL, Limited Liability Company, a Delaware limited liability company.

          "Foreign Subsidiary" means MCHI, MissChem Barbados, SRL, MissChem Trinidad Limited and each other Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

          "Guarantor" means any Person that is at any time a guarantor hereunder and under any separate Guaranty.

          "Guaranty" means Section 10 of this Agreement and other guaranty agreements in form and substance acceptable to the DIP Agent pursuant to which any Person guaranties the payment and performance of any or all of the Obligations, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Harris" shall have the meaning specified in the first paragraph of this Agreement.

          "Incur" shall have the same meaning as defined in Section 7.24 hereof.

          "Interim Financing Order" shall mean an order entered by the Bankruptcy Court on an interim basis after notice given in a hearing conducted in accordance with Bankruptcy Rule 4001(c) and in substantially the form attached hereto as Exhibit G.

          "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

          "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower or any Subsidiary now has or hereafter acquires any right.

          "L/C" shall have the meaning set forth in Section 1.4 hereof.

          "L/C Agreement" shall have the meaning set forth in Section 1.4 hereof.

          "L/C Administrative Fee" has the meaning specified in Section 1.4(a) hereof.

          "L/C Issuance Fee" has the meaning specified in Section 1.4(a) hereof.

          "L/C Participation Fee" shall have the meaning specified in Section 1.4(a) hereof.

          "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

          "Lien Finding" shall mean an order of the Bankruptcy Court in form and substance satisfactory to the DIP Agent finding that the Pre-Petition Lenders are fully secured by the Pre-Petition Collateral (as hereinafter defined) by means of a valid, first priority, senior, fully perfected and non-avoidable security interest and lien on the Pre-Petition Collateral, excluding only Permitted Liens.

          "Lien Validation Process" shall mean the procedure set forth in the Interim Financing Order for dealing with objections to the validity of the Liens in the Pre-Petition Collateral or confirming such Liens in the absence of any objection thereto.

          "Loan" shall mean DIP Loans and Swingline Loans, and each of them singly.

          "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreements, the Security Documents and the Financing Order.

          "Maturity Date" shall mean August ___, 2004, or such later date as may be agreed upon by the Borrower and all of the Banks, provided that the Maturity Date shall be the date occurring ten months after the Petition Date unless a plan of reorganization has been filed on or before such date which (a) provides for the payment in full in cash of all Post-Petition Obligations upon confirmation, and (b) was prepared in good faith and which the Borrower reasonably believes is feasible (and with respect to which the Borrower has shown to the DIP Agent the reasons the Borrower believes such plan is feasible).

          "MCHI" shall mean Mississippi Chemical Holdings, Inc., a British Virgin Islands corporation.

          "MCHI Guaranty" means the Guaranty Agreement dated as of November 15, 2002, from MCHI to the Pre-Petition Agent and the Pre-Petition Banks, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Mortgaged Property" shall mean any Property consisting of real estate that is required to be mortgaged in favor of the DIP Agent pursuant to Section 2.2 hereof.

          "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, including reasonable investment banking fees, reasonable legal and accounting fees and other reasonable fees and expenses, (ii) sale, use or other transactional taxes and income taxes paid or payable by such Person or any Person with respect to which such Person files a consolidated return as a direct result of such Disposition (after giving effect to any available deductions, credits, carry forwards, carry backs or other items which would reduce any actual tax payable), provided, however, that Net Cash Proceeds shall not include any casualty or condemnation proceeds to the extent the Borrower has elected to use such proceeds to repair, rebuild, or replace the assets subject to such casualty or condemnation, no Event of Default exists and, to the extent of proceeds in excess of $5,000,000 with respect to any single casualty or condemnation event, the Banks have approved such repair, rebuilding or replacement.

          "Net Income" means, for any Person and with reference to any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any items of extraordinary gain or loss.

          "Normalized Trade Creditor" shall mean an Essential Trade Creditor that is a trade creditor and has executed an agreement (in form and substance satisfactory to the DIP Agent) with the Borrower pursuant to which such Essential Trade Creditor agrees to continue to extend credit and supply goods and/or services to the Borrower in accordance with industry standards or terms acceptable to the DIP Agent and consistent with the assumptions used in the projections of the Borrower that support feasibility of the Borrower and that have been approved by the DIP Agent.

          "Note" and "Notes" shall have the meanings specified in Section 3.1 hereof.

          "Obligations" shall mean the Pre-Petition Obligations, the Post-Petition Obligations and the Adequate Protection Obligations.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permitted Liens" shall mean Liens permitted by Section 7.9 hereof.

          "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Petition Date" shall have the same meaning as defined in the preamble hereto.

          "Petty Cash and Payroll Accounts" shall have the meaning specified in Section 2.3 hereof.

          "Plan" shall mean any employee benefit plan covering any officers or employees of a Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

          "Post-Petition Obligations" shall mean any and all present and future indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and the Guarantors to the Banks or the DIP Agent arising on and after the date hereof under or in connection with this Agreement, the Financing Order or the other Loan Documents or evidenced by the Notes or in connection with the L/C, including without limitation the payment of the principal of and interest on the Loans and the Reimbursement Obligations.

          "Potential Default" shall mean any event or condition specified in Section 8.1 hereof which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

          "Pre-Petition Agent" shall mean Harris Trust and Savings Bank in its capacity as administrative agent under the Pre-Petition Credit Agreement.

          "Pre-Petition A Security Agreement" means the A Security Agreement dated as of February 24, 2000, from the Borrower and its Domestic Subsidiaries to the Pre-Petition Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Pre-Petition Banks" the several lenders from time to time parties to the Pre-Petition Credit Agreement.

          "Pre-Petition Collateral" shall mean all collateral security for the Pre-Petition Obligations which was in existence as of the Petition Date and all proceeds thereof (including as such, accounts arising from the sale of inventory on which the Pre-Petition Agent had a Lien as of the Petition Date).

          "Pre-Petition Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 15, 2002 by and between the Borrower, the several lenders from time to time parties thereto, and Harris Trust and Savings Bank, as administrative agent, as the same has from time to time been modified or amended.

          "Pre-Petition Guaranty" means the Amended and Restated Guaranty Agreement dated as of November 15, 2002, from the Borrower's Domestic Subsidiaries to the Pre-Petition Agent and the Pre-Petition Banks, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Pre-Petition Loan Documents" shall mean the Pre-Petition Credit Agreement, the Pre-Petition Security Documents, the Pre-Petition Guaranty, the MCHI Guaranty and any other security agreement, pledge agreement, trust deed, mortgage, collateral assignment, financing statement or other instrument or agreement executed and delivered in connection therewith.

          "Pre-Petition Loans" shall mean the loans provided for by the Pre-Petition Credit Agreement.

          "Pre-Petition Mortgages" shall mean any and all mortgages, deeds of trust, deeds to secured debt and other instruments or documents granting or creating a Lien on real property (or any interest therein) at any time delivered to the Pre-Petition Agent or any Pre-Petition Bank to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Pre-Petition Loan Documents.

          "Pre-Petition Obligations" shall mean all the indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and its Subsidiaries to the Pre-Petition Banks or the Pre-Petition Agent arising or in connection with the Pre-Petition Credit Agreement or evidenced by the promissory notes issued by the Borrower thereunder or in connection with the letters of credit issued by the Pre-Petition Banks thereunder, including without limitation the payment of the principal of and interest on the Pre-Petition Loans made thereunder and the Pre-Petition Reimbursement Obligations and all amounts relating to interest rate protection agreements relating to any of the foregoing.

          "Pre-Petition Pledge Agreement" means the Pledge Agreement dated as of February 24, 2000, from the Borrower, Mississippi Nitrogen, Inc. and Mississippi Chemical Management Company to the Pre-Petition Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Pre-Petition Reimbursement Obligations" shall mean the obligation of the Borrower to reimburse the issuer of letters of credit under the Pre-Petition Credit Agreement for amounts drawn under such letters of credit.

          "Pre-Petition Security Documents" shall mean the Pre-Petition Mortgages, the Pre-Petition A Security Agreement, the Pre-Petition Pledge Agreement, various patent collateral agreements and trademark collateral agreements executed and delivered by the Borrower and certain of its Subsidiaries to the Pre-Petition Agent, the various mortgages and deeds of trust made from time to time by various Debtors in favor of, or for the benefit of, the Pre-Petition Agent and all other security documents delivered to the Pre-Petition Agent granting a Lien on Property of any Person to secure the obligations and liabilities of any Debtor under the Pre-Petition Loan Documents.

          "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

          "Receivables" shall mean the Borrower's and its Subsidiaries' accounts receivable arising from the sale of goods or the provision of services in the ordinary course of business.

          "Reimbursement Obligations" has the meaning specified in Section 1.5 hereof.

          "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property to the extent such termination or surrender occurs during the relevant period) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

          "Required Banks" shall mean at least half (in number) of the Banks that are parties to this Agreement on the relevant date and which in the aggregate have more than 50% of the DIP Commitments or, if at the time no DIP Commitments are in effect, at least half (in number) of the Banks that are parties to this Agreement on the relevant date and which in the aggregate hold more than 50% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations then outstanding.

          "Restricted Payments" shall have the meaning specified in Section 7.8 hereof.

          "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 3.1 hereof.

          "Security Documents" shall mean this Agreement, the Financing Order and all security documents hereafter delivered to the DIP Agent granting a Lien on any Property of any Person to secure the Post-Petition Obligations.

          "Senior Note Indenture" shall mean the Indenture dated as of November 25, 1997, as amended, between the Borrower and Trustmark National Bank, as successor Trustee.

          "Senior Notes" shall mean the Borrower's 7.25% Senior Notes due 2017 in the original aggregate principal amount of $200,000,000.

          "Standstill Agreement" shall mean the Standstill Agreement dated as of May 16, 2003, among the Borrower, the Guarantors, the Pre-Petition Agent and certain of the Pre-Petition Banks, as the same may be amended, supplemented, restated or otherwise modified.

          "Subsidiary" shall mean, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries.

          "Superpriority Claim" shall mean a claim against the Borrower or any of the Guarantors in any of the Chapter 11 Cases which is an administrative expense claim with the priority authorized under Section 364(c)(1) of the Bankruptcy Code, with priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code and over any or all other costs and expenses of the kind specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 506(c) or 726 of the Bankruptcy Code. When used with reference to the claim of the DIP Agent, the Banks, the Pre-Petition Agent and the Pre-Petition Banks in respect of the Post-Petition Obligations or Adequate Protection Obligations, the term Superpriority Claim shall mean a claim which has priority over all such costs and expenses. When used with reference to any other party, such party shall have a Superpriority Claim if its claim is an administrative expense claim having priority over any administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code or any of such other costs and expenses.

          "Termination Date" shall mean the earliest to occur of the following: (a) the Maturity Date; (b) the date that a plan of reorganization confirmed by an order of the Bankruptcy Court entered pursuant to Sections 1129 and 1141 of the Bankruptcy Code becomes effective pursuant to its terms; or (c) the date on which the Banks terminate the DIP Commitments after the occurrence of an Event of Default and after seven days prior written notice by the DIP Agent to the Borrower of such Event of Default and of the Banks' intention to terminate the DIP Commitments as a result thereof.

          "Total Outstandings" shall mean the aggregate principal amount of all Loans plus the aggregate principal amount of all unpaid Reimbursement Obligations plus the maximum amount available to be drawn under all L/Cs outstanding under this Agreement.

          "Trinidad Interest" shall mean (a) the capital stock or other equity interests of the Borrower or its Subsidiaries in MCHI, MissChem (Barbados) SRL, MissChem Trinidad Limited, FMCL, and/or any other Person that at any time owns an equity interest in any of the foregoing, and (b) any interest, direct or indirect, of the Borrower or its Subsidiaries in any rights or Property of FMCL, and (c) the equity interests of the Borrower in FMCL LLC.

          Section 4.2. Accounting Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with generally accepted accounting principles, consistently applied. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 5.     Representations and Warranties.

          The Borrower represents and warrants to the Banks as follows:

          Section 5.1. Organization and Qualification; Non-Contravention. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters or things provided for in the Loan Documents, contravene any provision of law or any charter or by-law provision or any material covenant, indenture or agreement of or affecting the Borrower or its Properties.

          Section 5.2. Financial Reports. The Borrower has heretofore delivered to each Bank a copy of the annual audit report as of June 30, 2002, and the accompanying financial statements of the Borrower and its Subsidiaries and unaudited financial statements of the Borrower and its Subsidiaries as of, and for the interim period ending March 31, 2003. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and subject to (a) normal year-end audit adjustments with respect to such unaudited statements, and (b) adjustments of the financial statements for the interim period ending March 31, 2003 as a result of the filing of the Chapter 11 Cases) on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of March 31, 2003, there has been no event which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries taken as a whole, except for the filing of the Chapter 11 Cases.

          Section 5.3. Litigation; Tax Returns; Approvals. Except as disclosed on Schedule 5.3 hereto, there is no litigation, labor controversy, governmental proceeding or investigation pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which could reasonably be expected to result in any material adverse change in the Properties, business, operations or prospects of the Borrower and its Subsidiaries taken as a whole. Except as disclosed on Schedule 5.3 hereto, all federal, state and local income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the Borrower's knowledge, material threatened objections to or controversies in respect of the United States federal, state or local income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents to which it is a party, except such as have been previously obtained or where the failure to obtain such authorization, consent, license, exemption or make such filing or registration would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

          Section 5.4. Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock (other than the Borrower's common stock) or to extend credit to others for such a purpose.

          Section 5.5. No Default. The Borrower is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

          Section 5.6. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          Section 5.7. Debt and Security Interests. The Borrower and its Subsidiaries have no Debt except Debt permitted by Section 7.10 hereof, and there are no Liens on any of the assets or Property of the Borrower or any Subsidiary except for those permitted by Section 7.9 hereof.

          Section 5.8. Subsidiaries. The Borrower's only Subsidiaries as of the date hereof are identified on Exhibit C hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation or formation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

          Section 5.9. Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

          Section 5.10. Enforceability. This Agreement is and the other Loan Documents to which the Borrower is a party are the legal, valid and binding agreements of the Borrower, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

          Section 5.11. Restrictive Agreements. Except for contractual restrictions on the ability of the Borrower's Subsidiaries to pledge their equity interests in Houston Ammonia Terminal, L.P., the Borrower is not a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or would materially and adversely affect the Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or the Agent's rights under the Loan Documents to which the Borrower is a party.

          Section 5.12. No Violation of Law. Neither the Borrower nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

          Section 5.13. No Default Under Other Agreements. Except for defaults arising from the filing of the Chapter 11 Cases, neither the Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

          Section 5.14. Status Under Certain Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 5.15. Pari Passu. All payment obligations of the Borrower arising under or pursuant to this Agreement and the Notes will at all times rank pari passu with or senior (to the extent of the Collateral) to the Borrower's indebtedness evidenced by the Senior Notes.

          Section 5.16. Organization and Qualification of the Guarantors. Each Guarantor is a corporation, limited liability company or limited partnership duly organized and existing and in good standing under the laws of its jurisdiction of incorporation or organization, has full and adequate corporate or company power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of such Guarantor, has full right and authority to enter into the Guaranty, to guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to the Guaranty and to perform each and all of the matters and things therein provided for; and the Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for in the Guaranty, contravene any provision of law or any provision of any Guarantor's articles of incorporation, articles of organization, by-laws or operating agreement or any covenant, indenture or agreement of or affecting any Guarantor or its Properties.

          Section 5.17. Interim Financing Order. As of the Closing Date, the Interim Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any Bankruptcy Judge or District Court Judge and is not subject to any pending stay.

          Section 5.18. Super-Priority Administrative Expense. Upon entry of the Interim Financing Order, (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expenses of the kind specified in Section 503(b) or 507 of the Bankruptcy Code, whether arising or incurred in any of the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) in any superseding case or cases under Chapter 7 of the Bankruptcy Code) except as otherwise provided in the Interim Financing Order, (b) the Post-Petition Obligations shall at all times otherwise constitute Superpriority Claims, and (c) pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times be secured by a first priority Lien on the Collateral, subject in each case only to the Permitted Liens and the fees and expenses subject to the Administrative Expense Carve-Out.

Section 6.      Conditions Precedent.

          Section 6.1. Conditions of Initial Extension of Credit. The agreement of each Bank to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) the Borrower, the Guarantors, the DIP Agent and all of the Banks shall have executed and delivered this Agreement;

(b) the Borrower shall have delivered to the DIP Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

(i) the Notes (one for each Bank);

(ii) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors (or equivalent body) of the Borrower and each Guarantor and satisfactory in form and substance to the DIP Agent;

(iii) an incumbency and signature certificate for the Borrower and each Guarantor satisfactory in form and substance to the DIP Agent;

(iv) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the DIP Agent may reasonably request; and

(v) a Borrowing Base Certificate showing the calculation of the Borrowing Base as of the Friday immediately preceding the Petition Date;

(c) the Interim Financing Order in the form of Exhibit G hereto after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

(d) a cash management order including procedures requiring all proceeds of Collateral and all revenues, income and cash flow of the Borrower and the Guarantors to be deposited in a Collection Account or such other arrangement as is acceptable to the DIP Agent such that, except with respect to the Petty Cash and Payroll Accounts, the DIP Agent attains exclusive dominion and control of such accounts and proceeds of collection deposited therein shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

(e) receipt by the DIP Agent of the Budget, in form and substance reasonably satisfactory to the Banks;

(f) the release contained in the Interim Financing Order of all claims and causes of action of the Debtors against the Pre-Petition Banks in respect of the Pre-Petition Loans, subject to the Lien Validation Process, shall be in effect;

(g) the DIP Agent shall have received all fees and other amounts then due and payable to it and to the Banks in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the payment of the first installment of the facility fee payable pursuant to Section 3.7 hereof and the DIP Agent's fee payable pursuant to Section 3.2 hereof;

(h) the DIP Agent shall have received evidence of insurance required by Section 7.3 hereof;

(i) the Borrower, the Guarantor, the Pre-Petition Agent and certain of the Pre-Petition Banks shall have executed and delivered the Standstill Agreement;

(j) no trustee, or other disinterested person with expended powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to any Debtor or its respective business or Properties, including, without limitation the Collateral, no order shall be entered appointing such a trustee or other disinterested person and no motion by or supported by the Debtors shall be pending seeking such relief;

(k) the Borrower shall have reimbursed the Pre-Petition Agent and the Pre-Petition Banks for all fees and expenses incurred by them, including the reasonable fees and expenses of Chapman and Cutler, Chapman and Cutler's local counsel, and FTI Consulting, Inc., in connection with the Pre-Petition Credit Agreement and the transactions contemplated hereby for which the Borrower has received an invoice (it being understood that such amounts paid remain subject to Bankruptcy Court approval);

(l) the Borrower shall have paid the reasonable costs and expenses (including the reasonable fees and expenses of Chapman and Cutler, Chapman and Cutler's local counsel, and FTI Consulting, Inc.) incurred by the Banks and the DIP Agent in connection with this Agreement and the transaction contemplated hereby for which the Borrower has received an invoice (it being understood that such amounts paid remain subject to Bankruptcy Court approval); and

(m) the DIP Agent's Liens in the Collateral shall have been perfected in a manner satisfactory to it and shall be first priority Liens subject only to Permitted Liens.

          Section 6.2. Each Extension of Credit. As of the time of the making of each Loan hereunder (including the initial Loan):

(a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof;

(b) the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

(c) the applicable Financing Order shall be in full force and effect and the Debtors shall be in compliance with all the terms hereof and with respect to the Financing Order and it shall be final and non-appealable;

(d) with respect to each Loan requested by the Borrower, the aggregate amount of the Total Outstandings shall not exceed the lesser of the Borrowing Base, as most recently computed, and the DIP Commitments then in effect;

(e) immediately after giving effect thereto, not more than 25% of the value of the Borrower's and its Subsidiaries' assets that are subject to Sections 7.9 and 7.12 hereof shall constitute margin stock (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System);

(f) with respect to each Swingline Loan requested by the Borrower, the aggregate principal amount of all Swingline Loans outstanding after giving effect to the requested Swingline Loans shall not exceed $15,000,000;

(g) the DIP Agent shall have received a certificate in the form of Exhibit H hereto executed by a responsible officer of the Company on behalf of the Company; and

(h) in the case of a request for an L/C, the DIP Agent shall have received a duly completed application therefor;

and the request by the Borrower for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

Section 7.     Covenants.

          It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C except to the extent compliance in any case or cases is waived in writing by the Required Banks:

          Section 7.1. Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

          Section 7.2. Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent (a) that the same is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied, or (b) such obligations arose prior to the Petition Date.

          Section 7.3. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Borrower or such Subsidiary operates. The Borrower shall provide the DIP Agent with evidence of insurance maintained by it upon the DIP Agent's request.

          Section 7.4. Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Bank:

(a) as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

(b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets and statements of income for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, prepared and certified by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the DIP Agent and copies of unaudited consolidating balance sheets and statements of income for the Borrower and its Subsidiaries;

(c) as soon as available, and in any event within 15 days after the close of each month a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such month and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

(d) together with the financial statements required by (a), (b) and (c) above, a Compliance Certificate in the form of Exhibit D attached hereto, prepared and signed by the President or Chief Financial Officer of the Borrower;

(e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10-K annual report, including financial statements audited by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Banks, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Borrower with the Securities and Exchange Commission;

(f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(g) on Wednesday of each week, commencing with the week ended May 16, 2003, a Borrowing Base Report setting forth the computation of the Borrowing Base as of the last Business Day of the preceding week, together with such other information as such certificate requires, certified as correct by the chief financial officer of the Borrower (it being agreed that the Borrower may elect to deliver a Borrowing Base Report more frequently than required by this Section 7.4(g));

(h) as soon as available, and in any event within fifteen (15) days after the end of each month, commencing with the month ending May 31, 2003, an accounts receivable and accounts payable aging, an accounts receivable concentration and reconciliation report, an inventory report (broken down by category) and such other information and reports as the DIP Agent may reasonably request, each as of the close of such period and in reasonable detail prepared by the Borrower and certified to by the Chief Financial Officer of the Borrower;

(i) as soon as available and in any event within fifteen (15) days after the end of each month, commencing with the month ending June 30, 2003, a report (the "Budget Report") in such form (i) showing the actual receipts and disbursements of the Borrower and its Subsidiaries during the immediately preceding month, and (ii) comparing the actual receipts and disbursements for the Borrower and its Subsidiaries to the receipts and disbursements shown in the Budget both for the month covered by such Budget Report and on a cumulative basis for the period from the Closing Date to the date of the Budget Report in each of the categories set forth in the Budget, each Budget Report to be in form and substance reasonably satisfactory to the DIP Agent and certified by the chief financial officer of the Borrower;

(j) furnish to the DIP Agent or its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Chapter 11 Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Chapter 11 Cases; and

(k) promptly upon receiving the same, copies of all written offers which the Borrower should reasonably expect to be of interest to the Banks and agreements regarding the sale or recapitalization of the Borrower.

          Section 7.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit each of the Banks, by their representatives and DIP Agent, to inspect any of the Properties, corporate books and financial records of the Borrower, and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Required Banks may reasonably request, provided that the Banks and the DIP Agent shall not perform more than three (3) field examinations of the business, operations and assets of the Borrower and its Subsidiaries. The Borrower shall pay the reasonable costs and expenses of the DIP Agent in connection with any inspection of the Borrower's and its Subsidiaries' books and records.

          Section 7.6. Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, except that any Subsidiary may be merged or consolidated with or into: (a) the Borrower, if the Borrower should be the continuing or surviving corporation, or (b) any other Subsidiary.

          Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower, provided that the Borrower may continue to engage in the following practices: (i) allocation of overhead expenses among the Borrower and its Subsidiaries, (ii) special product pricing among the Borrower and one or more Subsidiaries and Mississippi Chemical Company, L.P., (iii) the floor price provision of the ammonia purchase agreements between the Borrower and FMCL, and (iv) transactions between the Borrower and Guarantors and transactions between Guarantors.

          Section 7.8. Dividends and Certain Other Restricted Payments. The Borrower will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock (collectively, "Restricted Payments").

          Section 7.9. Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any Lien (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

(a) Liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

(b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower or any Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

(c) Liens existing on the date hereof and disclosed in the audited financial statements referred to in Section 5.2 hereof;

(d) Liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

(e) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles, consistently applied;

(f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

(g) the interests of lessors under Capitalized Leases;

(h) Liens securing the Borrower's and its Subsidiaries' indebtedness, obligations and liabilities in connection with industrial revenue bonds issued for their account which are permitted by Section 7.10(b), provided such Liens attach only to the Property financed by such industrial revenue bonds;

(i) Liens upon tangible personal property acquired after the date hereof (by purchase, construction or otherwise), or upon other Property acquired after the date hereof as a capital expenditure, by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Borrower or any of its Subsidiaries other than the Property so acquired, and (ii) the principal amount of indebtedness secured by any such Lien shall not exceed the fair market value of such Property at the time of acquisition, and (C) the aggregate principal amount of all indebtedness secured by such Liens shall not at any one time exceed $5,000,000;

(j) Liens in the Collateral granted to the Pre-Petition Agent for the benefit of the Pre-Petition Agent and the Pre-Petition Banks pursuant to the Pre-Petition Security Documents;

(k) Liens in the Collateral granted to the DIP Agent for the benefit of the Banks, the Pre-Petition Agent and the Pre-Petition Banks pursuant to Section 2 hereof;

(l) Liens granted pursuant to the Deed of Charge (Shares and Securities) dated as of November 10, 1998, among J.P. Morgan Chase Bank, a collateral trustee, the Borrower, and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and FMCL, as amended by that certain Novation and Variation of Deed of Charge (Shares and Securities), dated as of May 7, 2003, by and among Farmland Trinidad Limited, MissChem Trinidad Limited, Farmland Industries, Inc., Mississippi Chemical Corporation, Koch Mineral Services, LLC, and JPMorgan Chase Bank, and Farmland MissChem Limited; and

(m) Liens in the Collateral in favor of Harris as security for all cash management obligations of the Debtor's to Harris.

          Section 7.10. Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

(a) indebtedness of the Borrower and the Guarantors arising under or pursuant to this Agreement or the other Loan Documents;

(b) indebtedness of the Borrower or the Borrower's Subsidiaries relating to industrial revenue bonds issued for their account and outstanding on the Petition Date, and any indebtedness issued or incurred to refinance such indebtedness in a principal amount that does not exceed the principal amount of the indebtedness being refinanced;

(c) the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

(d) indebtedness of the Borrower and its Subsidiaries existing on the date hereof and disclosed to the Banks in the financial statements referred to in Section 5.2 hereof, and any indebtedness issued or incurred to refinance any of the foregoing permitted indebtedness, provided that the principal amount of such refinancing indebtedness does not exceed the principal amount of the indebtedness being refinanced;

(e) the liability of the Borrower with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit E hereto;

(f) indebtedness of the Borrower evidenced by the Senior Notes;

(g) indebtedness for borrowed money or Capitalized Lease Obligations of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.10; provided that the aggregate principal amount of all such indebtedness shall not exceed $2,000,000 at any time; and

(h) the indebtedness of the Borrower to any Subsidiary or any Subsidiary to the Borrower or any other Subsidiary.

          Section 7.11. Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person other than:

(a) investments shown on the financial statements referred to in Section 5.2;

(b) investments by the Borrower or any Subsidiary in, and loans and advances from the Borrower or any Subsidiary to, any Subsidiary; and

(c) loans and advances to employees in the ordinary course of business, provided the aggregate principal amount of all such loans and advances made by the Borrower's Subsidiaries shall not exceed $500,000 at any time.

          Section 7.12. Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any part of its Property to any other Person outside of the ordinary course of business without the Bankruptcy Court's prior approval; provided, however, that the Borrower and its Subsidiaries may make:

(a) sales of its Inventory in the ordinary course of business;

(b) sales or leases of its machinery and equipment that is obsolete, unusable or not needed for the Borrower's or such Subsidiary's operations in the ordinary course of its business;

(c) sales of precious metals used as catalysts sold and replaced with similar precious metals in the ordinary course of business; and

(d) sales of Property producing Net Cash Proceeds of not more than $5,000,000.

          Section 7.13. Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Banks of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise of the Borrower and (c) the occurrence of any Potential Default or Event of Default.

          Section 7.14. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the DIP Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

          Section 7.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans made hereunder and of all L/C's issued hereby (a) for payment of Budget items (subject to variations from the Budget permitted herein), (b) to fund Reimbursement Obligations, (c) to cash collateralize the L/Cs, (d) for the payment of professional fees of the DIP Agent and the Pre-Petition Agent related to the DIP Credit and the Pre-Petition Loans, (e) for the payment of interest, fees and expenses on the DIP Credit, (f) for payment of the Administrative Expense Carve Out, (g) for the payment of interest accruals, fees and expenses with respect to the Pre-Petition Loans as adequate protection to the Pre-Petition Banks, and (h) for the payment of pre-petition claims authorized by the Bankruptcy Court.

          Section 7.16. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, such compliance to include (without limitation) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership.

          Section 7.17. Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

          Section 7.18. Fiscal Quarters. The Borrower shall not change its fiscal quarters.

          Section 7.19. New Subsidiaries. Neither the Borrower nor any Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit D attached hereto.

          Section 7.20. Minimum EBITDA. The Borrower will, as of the last day of each month commencing June 30, 2003, have EBITDA for the period from June 1, 2003, through the last day of such month, in an amount not less than the amount shown on Schedule 7.20 for such period.

          Section 7.21. Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures during each period commencing on June 1, 2003, through the last day of each month in an aggregate amount for the Borrower and its Subsidiaries in excess of the amount shown on Schedule 7.21 for such period.

          Section 7.22. No Restrictions on Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (or the Borrower, in the case of subsection (e) of this Section) to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (b) pay any indebtedness owed to the Borrower or any other Subsidiary; (c) make loans or advances to the Borrower or any other Subsidiary; (d) transfer any of its Property or assets to the Borrower or any other Subsidiary; or (e) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.22 (but shall apply to any extension or renewal of, or any amendment or modification which extension, renewal, amendment or modification expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) clause (d) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          Section 7.23. Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to the DIP Agent pursuant to the Security Documents, (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 7.6 above.

          Section 7.24. Chapter 11 Claims. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist (in each case, to "Incur") or permit any unsecured claim in the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) any superseding case or cases under Chapter 7 of the Bankruptcy Code (including, without limitation, any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be pari passu with or senior to the claims of the DIP Agent and the Banks against the Borrower and the Guarantors on the Post-Petition Obligations, or apply to the Bankruptcy Court for authority so to do, except for the Administrative Expense Carve-Out and except as otherwise provided in the Interim Financing Order.

          Section 7.25. Assets Purchases, Executory Contracts, Pre-Petition Debt and Payments Outside the Ordinary Course of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) purchase any assets outside the ordinary course of business, (b) assume any material executory contracts (other than the executory contracts listed on Exhibit J) under Section 365 of the Bankruptcy Code without the prior approval of the DIP Agent, (c) pay any pre-petition debt, other than (i) the Pre-Petition Obligations as permitted by this Agreement, the Standstill Agreement and the Financing Order, (ii) pre-petition obligations owed to Normalized Trade Creditors to the extent set forth in the Budget, and (iii) pre-petition obligations to other Essential Trade Creditors that are not trade creditors, to the extent set forth in the Budget, and (d) make any payments outside the ordinary course of their respective businesses, in each case without prior approval of the Bankruptcy Court.

          Section 7.26. Limitation on Restrictions on Disclosure of Certain Information. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower to disclose to the DIP Agent or the Banks the information and matters the Borrower is required to report pursuant to Section 7.4(i) of this Agreement.

          Section 7.27. The Budget. (a) The Borrower shall not permit the aggregate disbursements for any month in the Budget, and the cumulative disbursements for each period from the June 1, 2003 through the last day of any month, to exceed the amounts set forth in the Budget for such month or period, in each case if after giving effect thereto the Borrower would not be in compliance with either the Borrowing Base requirements of this Agreement or Section 7.20 hereof (such variances being permitted). Notwithstanding anything to the contrary contained herein, variances from the Budget shall be permitted so long as the Borrower remains in compliance with the Borrowing Base requirements of this Agreement and with Section 7.20 hereof

          (b) The Budget may be modified with the written approval of the DIP Agent.

          (c) The Budget shall be redetermined to the Required Banks' reasonable satisfaction within           fifteen (15) days following the consummation of any Disposition that results in cash proceeds in           excess of $1,000,000.

Section 8.     Events of Default and Remedies.

          Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

(a) Default in the payment when due of (i) any principal of any Loan or any Reimbursement Obligation or under the Financing Order (ii) any interest on any Loan or any Reimbursement Obligation which continues unremedied for 5 Business Days, whether at the stated maturity thereof or at any other time provided in this Agreement, or default in the payment when due of any fee or other amount payable by the Borrower pursuant to this Agreement, which continues unremedied for 5 Business Days; or the Borrower shall fail to pay any Adequate Protection Obligation when due in accordance with the terms of the Financing Order; or

(b) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.15, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26 or 7.27 hereof or any provisions of any Security Documents requiring the maintenance of insurance on the Collateral subject thereto as dealing with the use or remittance of proceeds of Collateral; or

(c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrower by any Bank; or

(d) Other than defaults arising as a result of the filing of the Chapter 11 Cases, default shall occur under any evidence of Debt in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder; or

(e) Any representation or warranty made by the Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof; or

(f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry; or

(g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan; or

(h) A Change of Control shall occur; or

(i) The failure of the Borrower or any Guarantor to comply with any of the terms of the Financing Order or the occurrence of any condition or event which permits the Banks to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Termination Event" as defined in the Financing Order; or

(j) The granting of a Lien on or other interest in any Property of the Borrower or any Guarantor, or Superpriority Claim, by any Bankruptcy or District Court Judge which is superior to or ranks in parity with the Lien of the DIP Agent granted in this Agreement and the Financing Order except for the Administrative Expense Carve Out and as otherwise permitted under the Financing Order; or

(k) Any Lien purported to be created by this Agreement, the Interim Financing Order or the Final Financing Order in any of the Collateral shall, for any reason other than the acts of the DIP Agent, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Lenders, cease to be valid or any action is commenced by any Debtor which contests the validity, perfection or enforceability of any pre-petition Liens of Pre-Petition Agent under any of the Pre-Petition Loan Documents or any Lien created by this Agreement, the Interim Financing Order or the Final Financing Order; or

(l) (i) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization of any Debtor without the Banks' consent, or (ii) there shall be substantial consummation of a plan of reorganization of any Debtor; or

(m) Any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court, or any Lien created by the Loan Documents or the Financing Order shall cease to be a valid and perfected Lien against any of the Collateral purported to be covered thereby pursuant to Sections 364(c) and (d) of the Bankruptcy Code; or

(n) Any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

(o) A trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases; or

(p) An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

(q) The Financing Order shall be amended, modified, stayed, vacated, reversed or rescinded in any which materially and adversely affects the rights of the Banks or the DIP Agent and which modification is not acceptable to the DIP Agent; or

(r) An application shall be filed by any Debtor for the approval of any other Superpriority Claim in any of the Chapter 11 Cases which is pari passu with or senior to the claims of the DIP Agent and the Banks with respect to the Post-Petition Obligations (except for the Administrative Expense Carve-Out) or there shall arise any such pari passu or Superpriority Claim; or

(s) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code with respect to any Lien on any assets of the Borrower or any Guarantor having an aggregate net book value (determined in accordance with generally accepted accounting principles, consistently applied) in excess of $10,000,000 for all such assets; or

(t) Other than as contemplated by the Budget, any Debtor permanently ceases operation of any of its businesses or takes any material action for the purpose of effecting the foregoing without the prior written consent of the DIP Agent; or

(u) The Bankruptcy Court shall not overrule any objection filed with respect to the Lien Finding within 60 days following the date of entry of the Interim Financing Order; or

(v) Any change shall occur in the condition or prospects, financial or otherwise, of the Borrower and its Subsidiaries, taken in as a whole, which is material and adverse.

          Section 8.2. Consequences of Event of Default. Upon the occurrence of the Maturity Date and upon the occurrence and during the continuation of any Event of Default beyond the applicable cure period (if any) and upon the expiration of 7 days after written notice by the DIP Agent to the Borrower, the DIP Agent, the Banks and the Pre-Petition Banks may take any or all of the following actions, in each case without further order of or application to the Bankruptcy Court:

(a) declare the principal of an accrued interest on the outstanding Post-Petition Obligations to be immediately due and payable;

(b) set off any amounts in any account (including any accounts maintained by the Borrower with the DIP Agent)

(c) terminate the DIP Commitments and any other obligations of the Banks to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

(d) demand that any Cash Collateral be applied to reduce or collateralize the Post-Petition Obligations and Pre-Petition Obligations as set forth in Section 3.4(e) hereof;

(e) demand payment of interest on the Post-Petition Obligations and Pre-Petition Obligations at the default rates set forth herein and in the Financing Order, in which event interest at such rates shall accrue and be payable as therein set forth without further order of or application to the Bankruptcy Court;

(f) the automatic stay shall be deemed lifted as to the Collateral and the DIP Agent may, and upon request of the Required Banks shall, (without regard to whatever other action the DIP Agent or the Banks may be taking), foreclose and realize upon and exercise any other rights or remedies with respect to the Collateral as security for the Post-Petition Obligations and Pre-Petition Obligations.

          Section 8.3. Relief from Stay. Nothing contained in this Agreement shall impair or otherwise effect the Banks' right to seek relief from the automatic stay as to their Collateral for cause at any time, which right the Banks hereby fully reserve.

Section 9.     The Agent.

          Section 9.1. Appointment and Powers. Harris is hereby appointed by the Banks as DIP Agent under the Loan Documents and each of the Banks hereby irrevocably authorizes the DIP Agent to act as the DIP Agent of such Bank. The DIP Agent agrees to act as such upon the express conditions contained in the Loan Documents.

          Section 9.2. Powers. The DIP Agents shall have and may exercise such powers hereunder as are specifically delegated to the Agents by the terms of the Loan Documents, together with such powers as are incidental thereto. The DIP Agent shall have no implied duties to the Banks nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the DIP Agent.

          Section 9.3. General Immunity. Neither the DIP Agent nor any of DIP Agent's directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

          Section 9.4. No Responsibility for Loans, Recitals, etc. The DIP Agent shall not (a) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (b) be responsible for any Loans by any other Bank hereunder, or (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents. In addition, neither the DIP Agent nor the DIP Agent's counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

          Section 9.5. Right to Indemnity. The Banks hereby indemnify the DIP Agent for any actions taken in accordance with this Section 9, and the DIP Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of the DIP Agent's gross negligence or willful misconduct.

          Section 9.6. Action Upon Instructions of Banks. The DIP Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within the DIP Agent's rights, duties, powers or discretion. The DIP Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or all of the Banks, as applicable), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the DIP Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

          Section 9.7. Employment of Agents and Counsel. The DIP Agent may execute any of its duties as DIP Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The DIP Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

          Section 9.8. Reliance on Documents; Counsel. The DIP Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the DIP Agent.

          Section 9.9. May Treat Payee as Owner. The DIP Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

          Section 9.10. Agents Reimbursement. Each Bank agrees to reimburse the DIP Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for inspections) not reimbursed by the Borrower (a) for which the DIP Agent is entitled to reimbursement by the Borrower under the Loan Documents and (b) for any other reasonable expenses incurred by the DIP Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

          Section 9.11. Rights as a Bank. With respect to its commitment, Loans made by it, L/Cs issued by it, and the Notes issued to it, the DIP Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the DIP Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the DIP Agent in its individual capacity to the extent, if any, of its DIP Commitment. The DIP Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not the DIP Agent.

          Section 9.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the DIP Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the DIP Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

          Section 9.13. Resignation of Agent. Subject to the appointment of a successor Agent, the DIP Agent may resign as the DIP Agent for the Banks under this Agreement and the other Loan Documents at any time by thirty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor DIP Agent, subject to the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), who shall be entitled to all of the rights of, and vested with the same powers as, the original DIP Agent under the Loan Documents. In the event a successor DIP Agent shall not have been appointed within the sixty day period following the giving of notice by the DIP Agent, the DIP Agent may appoint its own successor. Resignation by the DIP Agent shall not affect or impair the rights of the DIP Agent under Sections 9.5 and 11.8 hereof with respect to all matters preceding such resignation. Any successor DIP Agent must be either a Bank or a national banking association or a bank chartered in any State of the United States, in each case having capital and surplus of not less than $500,000,000.

          Section 9.14. Duration of Agency. The agency established by Section 9.1 hereof shall continue, and Sections 9.1 through and including Section 9.15 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrower shall have terminated or expired.

          Section 9.15. Authorization to Release Liens and Limit Amount of Certain Claims. The DIP Agent is hereby irrevocably authorized by each of the Banks to release any Lien covering any Property of the Borrower or any Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 11.1 of this Agreement. The DIP Agent is further irrevocably authorized by each of the Banks to reduce or limit the amount of the Obligations secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar taxes.

Section 10.     Guarantee.

          Section 10.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the DIP Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Post-Petition Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.2).

          (c) Each Guarantor agrees that the Post-Petition Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 10 or affecting the rights and remedies of the DIP Agent or any Bank hereunder.

          (d) The guarantee contained in this Section 10 shall remain in full force and effect until all the Post-Petition Obligations and the obligations of each Guarantor under the guarantee contained in this Section 10 shall have been satisfied by payment in full, no L/C shall be outstanding and the DIP Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Post-Petition Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the DIP Agent or any Bank from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Post-Petition Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Post-Petition Obligations or any payment received or collected from such Guarantor in respect of the Post-Petition Obligations), remain liable for the Post-Petition Obligations up to the maximum liability of such Guarantor hereunder until the Post-Petition Obligations are paid in full, no L/C shall be outstanding and the DIP Commitments are terminated.

          Section 10.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.3. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of any Guarantor to the DIP Agent and the Banks, and each Guarantor shall remain liable to the DIP Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

          Section 10.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the DIP Agent or any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the DIP Agent or any Bank against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the DIP Agent or any Bank for the payment of the Post-Petition Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the DIP Agent and the Banks by the Borrower on account of the Post-Petition Obligations are paid in full, no L/C shall be outstanding and the DIP Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Post-Petition Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the DIP Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the DIP Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the DIP Agent, if required), to be applied against the Post-Petition Obligations, whether matured or unmatured, in such order as this Agreement shall prescribe.

          Section 10.4. Amendments, Etc. with Respect to the Post-Petition Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Post-Petition Obligations made by the DIP Agent or any Bank may be rescinded by the DIP Agent or such Bank and any of the Post-Petition Obligations continued, and the Post-Petition Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the DIP Agent or any Bank, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the DIP Agent (or the Required Banks or all Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the DIP Agent or any Bank for the payment of the Post-Petition Obligations may be sold, exchanged, waived, surrendered or released. Neither the DIP Agent nor any Bank shall as a condition to any Guarantor's liability hereunder have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Post-Petition Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

          Section 10.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Post-Petition Obligations and notice of or proof of reliance by the DIP Agent or any Bank upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Post-Petition Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the DIP Agent and the Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Post-Petition Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Post-Petition Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the DIP Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the DIP Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Post-Petition Obligations, or of such Guarantor under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the DIP Agent or any Bank may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Post-Petition Obligations or any right of offset with respect thereto, and any failure by the DIP Agent or any Bank to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the DIP Agent or any Bank against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          Section 10.6. Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Post-Petition Obligations is rescinded or must otherwise be restored or returned by the DIP Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 10.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the DIP Agent without set-off or counterclaim in Dollars at the office of the DIP Agent specified in this Agreement.

Section 11.     Miscellaneous.

          Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement and the other Loan Documents may be amended only by a written amendment executed by the Borrower, the Required Banks and, if the rights or duties of the DIP Agent are materially affected thereby, the DIP Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the DIP Agent are materially affected thereby, the DIP Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes, L/Cs or Reimbursement Obligations are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C at a time that the Borrower would not be able to obtain a Loan or L/C hereunder or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (b) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this Section 10.1, (e) change the amount or term of any of the Banks' DIP Commitments or the fees required under Section 3.2 or the L/C Participation Fee required under Section 1.4(a) hereof, (f) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (g) release any Guarantor from its obligations under the Guaranty to which it is a party except in connection with the Disposition of such Guarantor in a Disposition permitted by this Agreement or approved by the Required Banks, or (h) release all or substantially all of the Collateral (provided that no Bank's consent shall be required in connection with the release of the DIP Agent's Liens on any Collateral sold in a Disposition permitted by this Agreement or approved by the Required Banks). Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 11.2. Waiver of Rights. No delay or failure on the part of the DIP Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the DIP Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the DIP Agent on the principal of Loans and Reimbursement Obligations hereunder, shall be distributed by the DIP Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

          Section 11.4. Non-Business Day. If any payment of principal or interest on any Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

          Section 11.5. Documentary Taxes. The Borrower agrees to pay any documentary or similar taxes with respect to the Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 11.6. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

          Section 11.7. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 3 Business Days after the date when deposited in the United States mail addressed if to the Borrower to P.O. Box 388, Yazoo City, Mississippi,  39194, Attention: Corporate Secretary; if to the DIP Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.7.

          Section 11.8. Costs and Expenses; Indemnity. (a) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the DIP Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the DIP Agent, Chapman and Cutler's local counsel and FTI Consulting, Inc.; all reasonable costs and expenses of the DIP Agent, the Banks and any other holder of any Note or any Reimbursement Obligation (including reasonable attorneys' fees and fees of the DIP Agent's financial advisors) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the DIP Agent in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees and fees of the DIP Agent's financial advisors), if any, incurred by the DIP Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement, the Notes, the other Loan Documents and the other instruments and documents to be delivered hereunder. The Borrower agrees to indemnify and save harmless the Banks and the DIP Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Banks or the DIP Agent in connection with any action, suit or proceeding brought against the DIP Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the DIP Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

          (b) Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenant not to sue for any claim for contribution against, the Agent or any Bank for any damages, reasonable costs, loss or reasonable expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

          (c) The provisions of this Section 11.8 shall survive payment of the Notes and Reimbursement Obligations and the termination of the DIP Commitments hereunder.

          Section 11.9. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the DIP Agent.

           Section 11.10. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the DIP Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the DIP Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of Illinois. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of the Banks.

          Section 11.11. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

          Section 11.12. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 11.13. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 11.14. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to all the Banks.

          Section 11.15. Jurisdiction; Venue; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the DIP Agent, and the Banks hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

          Section 11.16. Participants. No Bank shall have the right to grant participations in the Loans made, and/or Reimbursement Obligations, participations in L/Cs and DIP Commitment held, by such Bank.

          Section 11.17. Assignment of Loans and Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the DIP Agent (which consent will not be unreasonably withheld) to assign all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes, Reimbursement Obligations and participations in L/Cs, together with an equivalent percentage of its obligations to participate in L/Cs and its DIP Commitment) to one or more Pre-Petition Banks; provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) unless both parties to the assignment are Banks immediately prior to giving effect to the assignment, the amount of the DIP Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of such assignment) shall not be less than $5,000,000 (or if less, the entire amount of such Bank's DIP Commitment, or $1,000,000 if such assignment is from one Bank to another) and shall be an integral multiple of $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the DIP Agent, for its acceptance and recording, an assignment and acceptance, together with any Notes subject to such assignment, and (iv)  the consent of the DIP Agent shall not be required for any Bank to assign all or part of its DIP Commitment to any affiliate of the assigning Bank or to any Bank. Upon any such assignment, its notification to the DIP Agent and the payment of a $3,500 recordation fee to the DIP Agent, the assignee shall become a Bank hereunder, all Loans and the DIP Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its DIP Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment and Section 1.1(b) hereof shall be automatically amended, without further action, to reflect the addition of such assignee as a Bank and the reduction of the DIP Commitment of the assignor as described in such assignment.

          Section 11.18. Disclosure. Each of the DIP Agent and each Bank may discuss the Borrower's business and financial condition of the Borrower and its Subsidiaries with each other, the Pre-Petition Banks and the Pre-Petition Agent.

          Section 11.19. No Modification; No Discharge; Survival of Claims. This Agreement, the credit extended hereunder and the Loan Documents shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor of any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the DIP Agent and the Banks pursuant to the Financing Order and described in Section 5.18 hereof and the Lien granted to the DIP Agent pursuant to this Agreement and the Financing Order and described in Section 2.1 hereof shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

          Section 11.20. Pre-Petition Loan Documents. Subject to the provisions of the Bankruptcy Code, the Pre-Petition Loan Documents shall remain in full force and effect, and the execution of this Agreement by the DIP Agent and the Banks, and the execution of the other Loan Documents by those of the Debtors party thereto, and the delivery to and acceptance thereof by the DIP Agent and the Banks, do not and shall not constitute a waiver of any provision of the Pre-Petition Loan Documents.

          Section 11.21. Bankruptcy Code Waivers. In consideration of the credit extended hereunder, to the extent not irreconcilably inconsistent with the provisions hereof or the Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c) and 552(b) of the Bankruptcy Code.

          Section 11.22. Validation of Liens. As provided in the Financing Order, the Borrower and each Guarantor approves and confirms the Pre-Petition Collateral, and acknowledges and agrees that the Pre-Petition Agent and the Pre-Petition Banks each hold valid and enforceable, nonavoidable, perfected and senior Liens in and to the collateral more particularly set forth in the Pre-Petition Security Documents and as summarized in the Interim Financing Order.

          In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

          Dated as of May 16, 2003.
MISSISSIPPI CHEMICAL CORPORATION,
as Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Senior Vice President and
Chief Financial Officer

GUARANTORS:

MISSCHEM NITROGEN, L.L.C., as Debtor
and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

MISSISSIPPI NITROGEN, INC., as Debtor
and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

TRIAD NITROGEN, L.L.C., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI PHOSPHATES CORPORATION,
as Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI POTASH, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

EDDY POTASH, INC., as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL COMPANY, L.P., as
Debtor and Debtor-in-Possession

By MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, its general partner

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MELAMINE CHEMICALS, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President - Finance

Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK
individually and as Pre-Petition Agent

By /s/ Lawrence A. Mizera
Name Lawrence A. Mizera
Title Vice President

Address: 111 West Monroe Street
Chicago, Illinois 60603
Attention: Special Assets Division

MORGAN STANLEY SENIOR FUNDING, INC.

By /s/ Dan Allen
Name Dan Allen
Title Vice President

Address: 1585 Broadway
2nd Floor
New York, NY 10036

BANC OF AMERICA STRATEGIC
SOLUTIONS, INC.

By /s/ Charles Kerr
Name Charles Kerr
Title Managing Director

Address: 100 North Tryon Street, 22nd Floor
Charlotte, NC 28255
Attention: Charles A. Kerr

ABN AMRO BANK N.V.

By /s/ Steven C. Wimpenny
Name Steven C. Wimpenny
Title Group Senior Vice President

By /s/ Clifford S. Blasberg
Name Clifford S. Blasberg
Title Group Vice President

Address: 350 Park Avenue
2nd Floor
New York, NY 10022
Attention: Cliff Blasberg

AVENUE SPECIAL SITUATIONS FUND, II,
L.P., as Buyer

By: Avenue Capital Partners II, LLC, General
Partner

By: GL Partners II, LLC, Managing
Member of General Partner

By /s/ Sonia E. Gardner
Name Sonia E. Gardner
Title Managing Member

By
Name _______________________________
Title ________________________________

Address:

Avenue Capital Management II, LLC, as agent
for Avenue Special Situations Fund II, LP
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: George A. Quijano

SPCP GROUP, L.L.C.

By /s/ Edward A. Mule
Name Edward Mule
Title Principal

Address: ______________________________
______________________________
______________________________
Attention:_____________________________

PRESIDENT AND FELLOWS OF
HARVARD COLLEGE

By: Whippoorwill Associates Incorporated
Its: Agent and Authorized Signatory

By /s/ Shelley F. Greenhaus
Name Shelley F. Greenhaus
Title Managing Director

Address: Whippoorwill Associates,
Incorporated
11 Martine Avenue, 11th Floor
White Plains, NY 10606
Attention: Shelley F. Greenhaus

Exhibit A

Mississippi Chemical Corporation

Revolving Credit Note

                                                                                                         _________________, 2003

For Value Received, the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession, hereby promises to pay to the order of ________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement hereinafter referred to), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Loan made to the Borrower under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it under the Credit Agreement, together with accrued interest thereon.

This Note is one of the Revolving Credit Notes referred to in and issued under that certain Post-Petition Credit Agreement dated as of May __, 2003, among the Borrower, Harris Trust and Savings Bank, as DIP Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement"), and shall be subject to the terms and conditions thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

Prepayments may be made, and are sometimes required to be made, on any Loan evidenced hereby and this Note (and the Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

The undersigned hereby waives presentment for payment and demand.

This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.
MISSISSIPPI CHEMICAL CORPORATION,
as debtor and debtor-in-possession

By
Name_______________________________
Title _______________________________

Exhibit B

Application and Agreement for Letters of Credit

APPLICATION AND AGREEMENT FOR IRREVOCABLE
STANDBY LETTER OF CREDIT

                                                                                                                Date ______________________________________

International Operations Division                                                          SPL_______________________________________

Harris Trust and Savings Bank
P.O. Box 755
111 West Monroe Street
Chicago, Illinois 60690

Gentlemen:

We request you to open and transmit by cable/airmail your Irrevocable Letter of Credit in favor of:

available by their drafts, drawn at sight on: Harris Trust and Savings Bank, or not exceeding a total of:

accompanied by the following document(s):

Drafts drawn under this Letter of Credit must be drawn and presented together with accompanying documentation at your principal office in Chicago, Illinois not later than:

In consideration of your issuing at our request your Irrevocable Letter of Credit (hereinafter called "Credit) on the terms mentioned above:

  We hereby agree to pay you in immediately available and freely transferable funds the amount of each draft or acceptance drawn under, or purporting to be drawn under, the Credit, such payment to be made at the maturity of each respective draft or acceptance or, if 50 demanded by you, on demand in advance of any drawing or maturity.

  Payment shall be made by us at your office in Chicago, Illinois in lawful money of the United States, provided that, if a draft or other request for payment under the Credit is drawn in a currency other than United States currency, we shall pay the equivalent In United States currency, at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which drawing was made, as determined by you and notified to us, or, if you so request of us at your option, we shall pay you the amount of such drawing in the currency in which the drawing was made in a place, form and manner acceptable to you.
  We also agree to pay you, on demand, a commission at the rate of:
  of the Credit or such other rate as you and we may agree, and all charges and expenses legal and/or otherwise (including court costs and attorneys' fees), paid or incurred by you in connection therewith or in your endeavoring to collect any liability of us or any one or more of us hereunder, Including all costs and expenses arising out of any reserve requirements for, or any assessment of deposit insurance premiums on, the Credit and including all expenses, legal or otherwise (including without limitation court costs and attorneys' fees and expenses) paid or incurred by you or any of your correspondents in connection with endeavoring to collect any liability of ours hereunder or in connection with any other legal proceeding brought or threatened in connection with the Credit, including any attempt by us or anyone to enjoin payment under the Credit. In addition, if you shall determine that any existing or future law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by you (or any of your branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of requiring you to maintain capital to support your obligations hereunder or under the Credit, then from time to time, within 15 days after demand by you, we shall pay to you such additional amount or amounts reasonably determined by you as will compensate you for such requirement.

  Any amounts not paid when due hereunder shall bear interest (computed on the basis of a 360 day year and actual days elapsed) from the due date thereof until paid in full at a rate per annum determined by adding 2 1/2% to the rate from time to time announced by you as your prime commercial rate, with any change in such interest rate resulting from a change in such prime commercial rate to be and become effective as of and on the day of the relevant change in such prime commercial rate, payable on demand. You are hereby authorized to charge any depository or other account of ours or any of us maintained with you for the full amount of any drawing paid by you under the Credit and for payment of any other amount payable by us hereunder not paid to you on demand. If by charging such account you create an overdraft in one of our accounts, we shall pay interest to you on such overdrawn amount at the rate specified in our agreement with you establishing such account or, if no such rate is specified, at the rate of interest provided for in the first sentence of this paragraph.

  We agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at our request, this agreement shall be binding upon us with regard to the credit extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with such extension, increase or other modification.

  The users of the Credit shall be deemed our agents and we assume all risks of their acts, omissions, or misrepresentations. Neither you nor your correspondents snail be responsible for the validity, sufficiency, truthfulness, or genuineness of any documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit as required by the terms of the Credit; each of which provisions, if contained in the Credit itself, it is agreed may be waived by you, or for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wireless, or otherwise, whether or not they be in cipher; nor shall you be responsible for any error, neglect or default of any of your correspondents; and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or in connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.

  We agree, at any time and from time to time, on demand, to deliver, convey, transfer or assign to you, as security for any and all obligations and liabilities of us or any one or more of us hereunder, and also for any and all other obligations and liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you, additional security of a value and character satisfactory to you, or to make such payment as you may require.

  You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, or as to any continuance of a breach after such waiver.

  The word "property", as used in this agreement, includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein.

  Without limiting the foregoing and in addition to the provisions of paragraph numbered 7 hereof, we agree that all property belonging to any of us, now or at any time hereafter delivered, deposited, conveyed, transferred, assigned or paid to you, or coming into your possession or into the possession of any one for you in any manner whatsoever, whether expressly as security for any obligations or liabilities of us to you or otherwise, are hereby made and shall be and constitute collateral security for any and all obligations and liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you.

  Without limiting the foregoing and in addition to the provisions of paragraph numbered 6 hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of said Credit without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder or you may otherwise be aware of the underlying transaction giving rise to the Credit and this application. In addition, and without limiting any of the other provisions hereof, you and your correspondents may (a) act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed by you or your relevant correspondent in god faith to have been authorized by us or any one of us, whether or not given or signed by an authorized person, and (b) receive, accept or pay as complying with the terms of the Credit any drafts or other document, otherwise in order, that may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, or any other person or entity acting as the representative of, in the place of or as the successor in interest to, the party in whose name the Credit provides that any drafts or other documents should be drawn or issued.

  If this agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I,'. "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois. The Credit and, to the extent not inconsistent with the laws of the State of Illinois, this' agreement will be subject to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP"), except that Article 41 and 43 of the UCP (1993 Revision) published by the International Chamber of Commerce as Publication No.500 shall not apply nor shall any equivalent provision in any future version of the UCP.

Very truly yours,
For Bank Use Only ___________________________ ___________________ Signatures Approved by Date

_____________________________________________
(Firm's name, if applicable)

By___________________________________________
Title__________________________________________

By____________________________________________
Title___________________________________________

APPLICATION AND AGREEMENT FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

Harris Bank                                                                                             L/C No._____________________________________
P.O. Box 755                                                                                                                       (For Bank use only)
Chicago, Illinois 60606-0755
Telephone: (312) 481-5072                                                                    Date________________________________________
Cable address: HARISBANK
Telex: 824164 (HARISINT CGO)

Please issue an irrevocable Letter of Credit as set forth below and forward same to your correspondent for delivery to the beneficiary by

          [  ] Airmail            [  ]  Airmail, with short preliminary cable advice          [  ]  Full Cable
IN FAVOR OF (BENEFICIARY)		FOR ACCOUNT OF (APPLICANT)
Expiry Date In the Country of the beneficiary unless otherwise indicated	Latest date for shipment (Optional)	Amount In Figures In Words

Available by drafts at _________________________  For _________________ Invoice amount of merchandise drawn on

                               ("at eight", "30 day sight", etc.)         (full or percentage)

[  ]  Harris Bank or           [  ]  Advising Bank*     (*Payment will be effected prior to receipt of documents at Harris Bank).

DRAFTS MUST BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS   (In duplicate unless otherwise specified)

[  ]  Commercial Invoice
[  ]  Packing List
[  ]  Special U.S. Customs Invoice
[  ]  Certificate of origin Form A

[  ]  Negotiable Marine/Air Insurance Policy or Certificate covering: Coverage of invoice ____ (110% unless otherwise specified)
[  ]  All Risks       [  ]  War Risks
[  ]  Other Risks (please specify) ________________________________________________________________________________
[  ]  Other documents, if any:
[  ]  Full set of at least two ORIGINAL clean on board ocean bills of Lading issued to order shipper, endorsed in blank, marked "Freight"
               [  ]  Collect          [  ] Prepaid
[  ]  Clean airway bill in ___________ consigned ___________________________________________________________________________
       ___________________________________________________ Marked Freight          [  ]  Collect          [  ]  Prepaid
[  ]  Other Transport Document _________________________________________________________________________________________
       ___________________________________________________ Marked Freight          [  ]  Collect          [  ]  Prepaid
[  ]  Notify _________________________________________________________________________________________________________
       _______________________________________________________________________________________________________________
[  ]  Merchandise Description ___________________________________________________________________________________________
       _______________________________________________________________________________________________________________

(Please mention commodity only, omitting details as to grade, quality, etc.)

Check one: [  ]  FOB       [  ]  C&I       [  ]  C&F       [  ]  CIF       [  ]  Other ____________________________ (Name of city, Port or Airport)
____________________________________________________________________________________________________________________________________

SHIPMENT FROM: TO:	Partial Shipments [ ] Permitted [ ] Prohibited
Partial Shipments [ ] Permitted [ ] Prohibited

[  ]  Documents must be presented to the negotiating or paying bank within ___ days after the issuance of documents evidencing shipment or dispatch       or taken in charge (shipping documents). Documents presented within this period and within the validity of the letter of credit will be negotiated.

[  ]  Insurance effected by ourselves. We agree to keep insurance coverage in force until this transaction is completed.
Discount charges (if the tenor is other than sight) are for the account of the :	[ ] Applicant [ ] Beneficiary
All banking charges, other than those of Harris Bank:	[ ] Applicant [ ] Beneficiary

Other instructions: ____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________

Unless otherwise instructed, documents will be forwarded to us in one airmail by the negotiating bank. The credit will be subject to the Uniform Customs and Practice for the Documentary Credits (1993 revision) the International Chamber of Commerce Publication No. 500.

PLEASE DATE AND OFFICIALLY SIGN THE AGREEMENT ON THE REVERSE SIDE OF THIS APPLICATION

In consideration of your opening your Commercial Letter of Credit (hereinafter called "Credit") substantially in accordance with the foregoing application, we hereby agree with you as follows:

  We agree to pay you in cash the amount of each draft or acceptance drawn under, or purporting to be drawn under the Credit, such payment to be made at the maturity of each respective draft or acceptance, or on demand prior thereto.

  Payment shall be made by us at your office in Chicago, Illinois, in lawful money of the United States. As to drafts or acceptances which are payable in currency other than United States currency, the amount to be paid by us shall be the equivalent of the amount paid by you at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which such draft is drawn. If there is then no rate of exchange generally current in Chicago for effective cable transfers, we agree on demand to pay you an amount which you then deem necessary to pay or provide for the payment of our obligations hereunder; but in any such event we shall remain liable for any deficiency which may result if the actual cost to you of settlement of your obligations under the Credit proves to be in excess of the amount so paid by us, and we shall be entitled to a refund, without interest, of any excess payment made by us.

  We also agree to pay you, on demand, a commission fee for issuance and payment of the Credit according to your schedule of fees in effect at the time of issuance/payment, and all charges and expenses paid or incurred by you in connection with the Credit including costs of complying with any and all applicable governmental exchange regulations, including all costs and expenses arising out of any reserve requirements for, or any assessment of deposit insurance premiums on, the Credit, and interest on any such amount(s) not paid when due at the rate per annum equal to your prime commercial rate from time to time in effect.

  We hereby recognize and admit your ownership in and unqualified right to the possession and disposal of all property shipped, warehoused or otherwise delivered or allocated under or pursuant to or In connection with the Credit, or in any way relative thereto or to the drafts drawn thereunder, whether or not released to us on trust or bailee receipt, and also in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relative to drafts drawn under the Credit, and in and to the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of us or any of us to you at any time existing under or with reference to the Credit, or this agreement, or any other credit or any other obligation or liability to you, have been fully paid and discharged, all as security for such obligations and liabilities; and that all or any of such property and documents and the proceeds of any thereof, coming into the possession of you or any of your correspondents, may be held and disposed of by you as herein above provided; and the receipt by your, or any of your correspondent:, at any time of other security, of whatsoever nature, including cash, shall not be deemed a waiver of any of your right: or powers herein recognized.

  Except insofar as otherwise expressly stated in the Credit to the contrary, we agree that you and any of your correspondents may receive and accept as "Bills of Lading" under the Credit and documents issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such documents, and any such Bill of Lading issued by or on behalf of an ocean carrier may be accepted by you as an "Ocean Bill of Lading" whether or not the entire transportation is by water. If the Credit states that except so far as otherwise expressly stated it is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision (Publication No.500). fixed by the international Chamber of Commerce the Credit shall, except so far as otherwise expressly stated, be so subject In all respects and you and any of your correspondents may, except so far as otherwise expressly stated, accept document: of any character which comply with such Uniform Customs and Practice; and if the Credit does not so state, you and any of your correspondents may, without limiting the type of document acceptable according to any other provisions of the Credit, accept documents of any character which comply with the mid Uniform Customs and Practice or which comply with the law: or regulation: in force and customs and usages of the place of negotiation or payment.

In the event that, at our request, some of the documents required under the Credit are forwarded directly to us or any other party designated by us, or you, at our request, release or consent to the release of some or all of the property shipped under the Credit prior to the presentation of the relative item, we agree to pay you on demand the amount of any calm made against you by reason thereof and authorize you to honor such item when it is presented regardless of whether or not such item or any documents which may accompany it complies with the terms of the Credit. In case of your issuance of steamship indemnity for our account, you are authorized to retain original bills of lading for delivery to the shipping company to secure the release of your indemnity.

We agree to indemnify and hold you harmless from each and every claim, demand liability, loss, cost or expense (including, but not limited to, reasonable attorney's fees and costs) which may arise or be created by your acceptance of telecommunication instructions in connection with the Credit, including, but not limited to, telephone instructions in connection with any waiver of discrepancies.

  Except insofar as otherwise expressly stated in the Credit, we agree that partial shipments may be made under the Credit and you may honor the relative drafts, and that if the Credit specifies drawings and/or shipments by installments within stated periods, and the shipper fails to ship or drafts are not drawn In any designated period, the Credit shall cease to be available for that and any subsequent installments unless otherwise stipulated in the Credit.

  Any modification of the terms of the Credit other than an increase in the amount of the Credit or an extension of the maturity or time for presentation of drafts, acceptances or documents, may with your consent be made by any of us with or without notification to the others, but any increase in the amount of the credit or extension of the maturity or time for presentation of drafts, acceptances or documents shill be only at the request of all of us, and in my such event this agreement shall be binding upon us with regard to the Credit so increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with any such extension, increase or other modification.

  The users of the Credit shall be deemed our agents and we assume all risks of their acts or omissions. Neither you nor your correspondents shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; for any difference in character, quality, quantity, condition, packing, value or delivery of the property from that expressed in documents; for general and/or particular conditions stipulated in the documents; for the validity, sufficiency or genuineness or legal effect of documents, even if such document: should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for the time, place, manner or order in which shipment is made; for partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Credit; for the character, adequacy, validity or genuineness of any insurance; for the solvency or responsibility of any insurer, or for any other risk connected with insurance; for any deviation from instructions, delay, default or fraud by the shipper or any one else in connection with the property or the shipping thereof; for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; for any variance between invoices, bills of lading, warehouse receipts or other documents; for delay in arrival or failure to arrive of either the property or any of the documents relating thereto; for delay in giving or failure to give notice of arrival, or any other notice; for any breach of contract between the shippers or vendors and ourselves or any of us; for the validity or sufficiency of any instrument assigning or purporting to assign the Credit or the rights or benefits thereunder or the proceeds thereof; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit or to send forward documents apart from drafts, as required by the terms of the Credit, each of which provisions, If contained in the Credit itself, it is agreed may be waived by you; or for errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; or for any error, neglect or default of any of your correspondents; and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. We agree that you or any of your correspondents may accept or pay any draft dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dared prior to the expiration of any time limit relating thereto. In furtherance and extension and not In limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or In connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.

  We agree to procure promptly and necessary import and export or other licenses for the import or export or shipping of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at any lime require, and to keep the property adequately covered by insurance satisfactory to you, in companies satisfactory to you, and to assign the policies or certificates of insurance to you, or to make the loss or adjustment, if any, payable to you, at your option, and to furnish you, if demanded, with evidence of acceptance by the insurers of such assignment.

  Each of us agrees, at any time and from time to time, on your den'1nd to deliver, transfer or assign to you as security for (i) any and all obligations and liabilities of us or any one or more of us hereunder, including the amount of this Credit, and (ii) any and all other obligations and liabilities to you of us or any one or more of us, now existing or hereafter arising direct or contingent, due or to become due, property in addition to that referred to in paragraph numbered 4 hereof of a value and character satisfactory to you. Without limiting the foregoing and in addition to the provisions of paragraph numbered 4 hereof, each of us agrees that all property belonging to any of us of every name and nature whatsoever, now or at any time hereafter delivered, conveyed, transferred, assigned or paid to you, or coming into your possession or Into the possession of anyone for you in any manner whatsoever, whether expressly as security for any such obligations or liabilities of us or any of us to you or for safekeeping or otherwise, Including any items received for collection or transmission, and the proceeds thereof, whether or not such property is In whole or in part released to us or any of us on trust or bailee receipt, are hereby made security for each and all such obligations and liabilities referred to in this paragraph 10. We further agree that any indebtedness due or owing from you to any of us may at any time, as well before as after the maturity of any obligation or liability hereunder of us or any of us to you, be set off and applied against any liability 9r obligation of us or any of us hereunder including the amount of this Credit.

  Upon failure of payment of any sum required to be paid by us or any of us pursuant to the terms hereof at the time or times when such payment is due, whether by lapse of time, demand or otherwise, or upon failure of us or any of us at all times to keep a margin of security with you satisfactory to you, or upon the making by any of us of any assignments for the benefit of creditors, or upon the filing of any voluntary or involuntary petition in bankruptcy by or against any of us or upon the application for the appointment of a receiver of any property of any of us, or upon any act of bankruptcy or state of insolvency or suspension of business of or by any of us, or upon any proceeding being commenced by or against us or any of us under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, liquidation, dissolution or conservation law or statute of any jurisdiction, or upon the service of any warrant of attachment or garnishment or the existence or making or issuance of any tax lien, levy or similar process on or with respect to any property of any of us, all of our obligations and liabilities hereunder including the amount of this Credit (and all other liabilities and obligations of any of us to you) shall become and be immediately due and payable without demand or notice. Also in any such event you shall have full power and authority at any time or times thereafter to sell and assign and deliver the whole of the property, or any part thereof, then constituting security pursuant to any of the terms hereof, at any broker:' beard or at public or private sale, in such parcel or parcels and at such time or times and at such place or places and for such price or prices as you may deem proper, and with the right in yourself to be purchaser at such brokers' board or public sale; and each of us hereby waives all advertisement or notice of sale or intention to sell and of the time and place thereof; and after deducting all legal and other costs and expenses of any such sale and delivery of the property sold, the residue of the proceeds of such sale or sales shall be applied to pay any or all of the liabilities for which the property so sold constitutes security under the terms hereof. The residue, if any, of the proceeds of sale and any other property constituting security remaining after satisfaction of our liabilities to you shall be returned to us. Nothing in this paragraph 11 contained shall be deemed to limit or restrict your rights under paragraph numbered 4 hereof.

  You shall not be deemed to have waived any of your rights hereunder unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction except the specific transaction described in the waiver.

  The word "property" as used in this agreement includes goods, merchandise, securities, funds, choses In action and any and all other forms of property. whether real, personal or mixed, and any right or interest therein.

  If this agreement is signed by one party, the terms "we, " "our," "us,: shall be read throughout as "l," "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois.
__________________________________________________
(Firm's Name)

Account Number:

By _______________________________________________
By: ______________________________________________

Exhibit C

Subsidiaries

Name of Company	State of Incorporation
Mississippi Phosphates Corporation	Delaware
Mississippi Potash, Inc.	Mississippi
Mississippi Chemical Management Company	Delaware
Mississippi Chemical Company, L.P.	Delaware
Eddy Potash, Inc.	Mississippi
Mississippi Nitrogen, Inc.	Delaware
MissChem Nitrogen, L.L.C.	Delaware
MissChem (Barbados) SRL	Barbados
MissChem Trinidad Limited	Republic of Trinidad and Tobago
Mississippi Chemical Holdings, Inc.	British Virgin Islands
Triad Nitrogen, L.L.C.	Delaware
Melamine Chemicals, Inc.	Delaware

Exhibit D

Mississippi Chemical Corporation
Compliance Certificate

          This Compliance Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as DIP Agent (the "DIP Agent") for the Banks, pursuant to that certain Post-Petition Credit Agreement dated as of May __, 2003, as amended by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the DIP Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          The Undersigned Hereby Certifies That:

          1. I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. If attached financial statements are being furnished pursuant to Section 7.4(a) of the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

_____________________________________________________

_____________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________________, ________.
______________________________________
[President] or [Chief Financial Officer of
The Borrower]

Schedule 1

to Compliance Certificate

Mississippi Chemical Corporation

Compliance Calculations for

Post-Petition Credit Agreement

Dated as of may 16, 2003, as amended

Calculations as of ____________________, _______

SECTION 7.20. MINIMUM EBITDA
1.	Net Income	$______________
2.	Interest Expense	$______________
3.	Taxes	$______________
4.	Depreciation and Amortization	$______________
5.	Other non-cash charges	$______________
6.	Loss or gain on asset sales	$______________
7.	Restructuring Reserve	$______________
8.	Write-down of assets	$______________
9.	All amounts attributable to FMCL or FMCL LLC and all non-cash
	amounts attributable to Houston Ammonia Terminal, L.P.	$______________
10.	EBITDA (1+2+3+4+5+(or-)6+7+8-9)	$______________*

*Required to be no less than $_________ during this measurement period.

Compliance: _____________ Yes _____________ No

SECTION 7.21. CAPITAL EXPENDITURES
1.	Capital Expenditures	$_____________ *

*Required to be no greater than $___________ during this measurement period.

Compliance: _____________ Yes _____________ No

Exhibit E

Farmland MissChem Project
Contingent Obligations

1. Floor Price Obligation Under Offtake Agreement

Each sponsor has agreed, pursuant to the terms of the Offtake Agreement, to pay for each ton of ammonia produced by the project at either (a) market price (determined by reference to an index) less 5 percent, or (b) a floor price of $120 per ton (years 1-5) and $115 per ton (years 6-12). The obligation continues for two years beyond the expiration of the term facility for 12 years to allow for any delays in the retirement of the Term debt.

2. Take or Pay Obligation Under the Offtake Agreement

The Offtake Agreement requires that the sponsors take 100% (50% by each sponsor) of all ammonia produced by the project. In the event that the Borrower does not take its allocation of product when scheduled, the Offtake Agreement requires that payment be made at the then-prevailing price. Should the project temporarily stop producing product as a consequence of the Borrower's failure to take product, the Borrower is obligated to pay for the product and receive a credit against future production.

3. Interest Rate Swap Guaranty Under Contingent Term Facility (Facility 2)

The lenders have required that the project participate in an interest rate hedging program in order to reduce the interest rate risk to the project. The Borrower is obligated to participate as a swap counterparty in any interest rate hedging arrangement that may be required by the lenders of the project. The Borrower's liability is limited to its pro rata share of its participation as a swap counterparty.

4. Obligation to Pay Lender's Expenses

The sponsors have agreed to pay the expenses of the lenders in connection with the financing of the project, which include, but are not limited to, lenders' attorneys' fees, the fees for the independent engineer, the environmental consultant and the economic analyst.

5. Debt Service Reserve

The sponsors have agreed to fund the project's debt service reserve account with the posting of a letter of credit in an amount equal to nine months' debt service. The obligation continues until the project's debt service reserve account has been fully funded with cash and is equal to nine months' debt service. The Borrower's obligation is 50% of the debt service reserve account.

Exhibit F

Mississippi Chemical Corporation

Borrowing Base Report
($ in 000's)
Computation date as of _____________________
Schedule
I	Eligible Accounts Receivable	$
	Accounts Receivable Advance Rate	85%
	Accounts Receivable in Borrowing Base		$

II	Eligible Product Inventory	$
	Product Inventory Advance Rate	65%
	Product Inventory in Borrowing Base		$

III	Excess Collateral Availability Requirement	$

IV	Accrued and unpaid storage charge	$
	Twice the amount of accrued and unpaid storage charges		$

V	Six months rent on leased facilities		$

	Total Borrowing Base (TBB) (sum of I and II minus sum of III, IV and V		$

	DIP Commitments (DC)		$

	Lower of TBB or DC		$

	Total Available		$

	Less Loans and Letters of Credit Outstanding		$

	Net Available		$

Schedule I to the Borrowing Base
Mississippi Chemical Corporation
Calculation of Eligible Accounts Receivable
Computation as of _________________
A/R's on The Aging Summary as of Prior Borrowing Base Report Dates		$
Additions:
New Sales	$
Miscellaneous	$
Total Gross Additions		$
Deductions
Collections	$
Discounts Allowed	$
Credit Memos	$
Miscellaneous	$
Total Gross Deductions		$
A/R's on The Aging Summary as of (Computation Date)		$

Subtract Ineligibles
Ineligible Foreign Receivables	$
Receivables with offsets in accounts payable	$
Receivables 120 or more days from invoice date	$
Government Receivables	$
Other Ineligibles	$

Subtotal		$
Receivables above allowed concentration limits		$

Total Eligible Receivables		$

Accounts Receivable Reconciliation
Accounts Receivable on Aging Summary as of Computation Date		$
Add (Subtract) The Following Adjustments To The Aging Summary
Non-Trade Receivables	$
Swaps	$
Payments posted after closing on A/R Subsidiary	$
Credit balances reclassed to accounts payable	$
Other:	$
Accounts Receivable As of Computation Date		$

Mississippi Chemical Corporation
Accounts Receivable Concentration Report
Computation as of ___________________
10 Largest Obligors	Balance	Concentration Limit	Excess Concentration
	$	$	$

Totals	$	$	$

Mississippi Chemical Corporation
Foreign Accounts Report
Computation as of __________________
Foreign Obligors	Account Balance	Amount Insured or Covered by LOC's	Ineligible Amounts
	$	$	$

Totals	$	$	$

Schedule II to the Borrowing Base
Mississippi Chemical Corporation
Calculation of Eligible Product Inventory
Computation as of ________________
Raw Materials (See attached)	$
Work In Process	$
Finished Products Inventory (See attached)	$
Spare Parts Inventory	$
Total Inventories as of Computation Date	$

Less:
Spare Parts Inventory	$
Damaged or Obsolete Inventory	$
Consignment Inventory not covered by Waiver	$
Work in Process	$
Total Eligible Product Inventory	$

Exhibit G

Interim Financing Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF MISSISSIPPI

In re:                                                                )

                                                                        )

MISSISSIPPI CHEMICAL                             )

     CORPORATION, et al. (1)                        )                      CASE NO. 03-02984-WEE

                        Debtors.                                   )                       Chapter 11

____________________________________ )                       Jointly Administered

Interim Financing Order Authorizing (1) Borrowing with Priority over Administrative Expenses and Secured by Liens on Property of the Estates Pursuant to Section 364(c) and Section 364(d) of the Bankruptcy Code, (2) the Debtors' Use of Cash Collateral and Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code, (3) Modifying the Automatic Stay, and (4) Setting of Final Hearing

          This Matter came on for preliminary hearing on May 16, 2003 at 11:00 a.m. (the "Interim Hearing"). Mississippi Chemical Corporation (the "Company") and certain of its subsidiaries as set forth in footnote 1 below (the "Subsidiary Guarantors"), as debtors and debtors-in-possession (collectively, with the Company, the "Debtors") in the above-captioned Chapter 11 cases (the "Chapter 11 Cases"), which filed voluntary petitions for reorganization pursuant to Chapter 11 of Title 11, United States Code (the "Bankruptcy Code"), on May 15, 2003 (the "Petition Date"), have applied to this Court (the "Motion") for authorization (1) pursuant to Bankrupcty

__________________

          (1)   The Debtors are the following entities: Mississippi Chemical Corporation; Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C.; Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C.; and Melamine Chemicals, Inc.

Code and Section 364(c) and (d) in the capacity of either borrower or guarantor, to obtain debtor-in-possession financing from the DIP Lenders (as hereinafter defined) pursuant to the terms and conditions of (a) the Post-Petition Credit Agreement, substantially in the form of that annexed as an exhibit to the Motion (with all ancillary documents referred to therein and/or required to be executed in connection therewith, the "DIP Financing Documents" or "Post-Petition Credit Agreement") by and among the Debtors, Harris Trust and Savings Bank and such other financial institutions named therein or which hereafter become a party thereto (collectively, the "DIP Lenders") and Harris Trust and Savings Bank as collateral agent and administrative agent for the DIP Lenders (in such capacity, the "DIP Agent"), (b) the budget annexed as Exhibit A hereto, which may be amended with the consent of the DIP Agent (the "Budget") and which is subject to the permitted variances set forth in the Post-Petition Credit Agreement, and (c) this Order (collectively, the "DIP Credit Facility"); (2) to grant the Pre-Petition Lenders (as hereinafter defined) Replacement Liens (as hereinafter defined), and superpriority administrative claim treatment for any use of Cash Collateral and diminution in value of the Pre-Petition Collateral, subject to the liens, security interests and superpriority treatment granted the DIP Lenders, the Carve Out and any permitted liens to the extent agreed to by the DIP Lenders; and (3) to obtain a setting for a final hearing on the Motion (the "Final Hearing").

          Upon the record of the Chapter 11 Cases and the record of the Interim Hearing, good and sufficient cause appearing therefor, and it appearing to be in the best interests of the Debtors' estates and creditors;

          And the Court Hereby Finds and Determines That:

(a) the DIP Lenders are willing to advance monies to the Debtors and the Pre-Petition Lenders are willing to consent to the use of Cash Collateral only upon the conditions contained in this Order;

(b) the Debtors are unable to obtain sufficient levels of unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense necessary to maintain and conduct their businesses;

(c) the Debtors are unable to obtain secured credit allowable only under Bankruptcy Code Sections 364 (c)(2) and (d), except under the terms and conditions provided in this Order;

(d) the credit and financial accommodations to be extended under the DIP Credit Facility are being extended by the DIP Lenders in good faith; and the conditions required by the Pre-Petition Lenders in connection with the Adequate Protection Claim (as hereinafter defined) including the use of Cash Collateral (as hereinafter defined) are made in good faith; and the DIP Lenders and the Pre-Petition Lenders are entitled to the protection of Bankruptcy Code Section 364(e);

(e) the Debtors exercised reasonable diligence in obtaining and negotiating the terms of the DIP Credit Facility, and the terms thereof are the best available to the Debtors under current circumstances;

(f) the terms of the DIP Credit Facility, including those providing for the payment of fees and interest, are fair and reasonable;

(g) it is in the best interest of the Debtors' estates that they be allowed to finance their operations under the terms and conditions set forth herein, as such financing is necessary to prevent a disruption of their businesses and to permit the Debtors to attempt to achieve a successful reorganization;

(h) notice of the relief sought by the Motion, and the Interim Hearing with respect thereto which has been held pursuant to Bankruptcy Rule 4001(c) and Bankruptcy Code Section 102(1), as required by Bankruptcy Code Section 364(c) and (d), has been given to the parties listed on Schedule 1 attached to the Motion and service made thereon in the form and manner set forth therein; and such notice and service were reasonable and sufficient under the circumstances; and

(i) without prejudice to the rights of any party, the Debtors admit that as of the Petition Date, under that certain Credit Agreement dated as of November 25, 1997 as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of November 15, 2002, (the "Pre-Petition Credit Agreement") among the Company, the lenders parties thereto (the "Pre-Petition Lenders"), and Harris Trust and Savings Bank, as Agent (the "Pre-Petition Agent"); (the Pre-Petition Credit Agreement and the other documents and instruments (including those evidencing the foregoing liens and security interests) executed and delivered in connection therewith being referred to as the "Pre-Petition Loan Documents,") (1) the Company was indebted without claim, defense, counterclaim, recoupment or offset of any kind, in the aggregate amount of approximately [$160,000,000] including liquidated interest, costs, expenses and other charges thereon, in respect of loans, advances and other financial accommodations (including but not limited to contingent liabilities with respect to Letters of Credit) made by the Pre-Petition Lenders to the Debtors in accordance with the Pre-Petition Loan Documents (collectively, the "Pre-Petition Obligations"); (2) the Pre-Petition Obligations, which are comprised of the "A Loan" and "B Loan", were fully secured by valid, enforceable and properly perfected first priority liens and mortgages on and security interests in substantially all of the Debtors' personal property assets and certain real property, with such assets and property securing the Pre-Petition Obligations in the priority and to the extent set forth in the Pre-Petition Loan Documents, except for (Y) all expressly excluded collateral and (Z) liens permitted by the Pre-Petition Loan Documents to the extent such exist and are valid and enforceable on the Petition Date (the "Pre-Petition Collateral"), and (3) the liquidation value of the Pre-Petition Collateral exceeded the amount of the Pre-Petition Obligations on the Petition Date;

(j) subject to the Final Hearing, neither the DIP Lenders nor the Pre-Petition Lenders control the operations of any Debtor; and

(k) good and sufficient cause exists for the issuance of this Order, to prevent irreparable harm to the Debtors' estates;

          Now, Therefore, It Is Hereby Ordered, Pending the Conclusion of the Final Hearing:

  The Debtors are hereby authorized to borrow funds from, obtain letters of credit from, and incur debt to the DIP Lenders in an amount up to $37,500,000 (the "DIP Commitment Amount") pursuant to and in accordance with the terms and conditions of the DIP Credit Facility, from and after the date of this Order, whether prior or subsequent to the execution and delivery of the DIP Financing Documents. The proposed borrowings and other extensions of credit under the DIP Financing Documents are hereby approved. The DIP Agent and the DIP Lenders shall have the rights and the obligations set forth in the DIP Financing Documents to make loans, advances and/or financial accommodations pursuant to the terms and conditions thereof.

  The Debtors shall not apply for or obtain letters of credit from any institution or entity other than the DIP Lenders.

  For any and all obligations under and in the DIP Financing Documents of the Debtors to the DIP Agent and/or the DIP Lenders, arising after the date of this Order (the "Obligations" or "DIP Credit"), and in addition to the rights granted below, subject to the Carve-Out, the DIP Lenders are granted an allowed super-priority administrative claim in accordance with Section 364(c)(1) of the Bankruptcy Code having a priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtors, now in existence or hereafter incurred by the Debtors and over any and all administrative expenses or priority claims of any kind including as specified in, or ordered pursuant to, Sections 326, 330, 331, 503(b), 506(c), 507(a) or 507(b) of the Bankruptcy Code, whether arising in the Debtors' Chapter 11 Cases or in any superseding Chapter 7 cases.

  Pursuant to Bankruptcy Code Sections 362, 363(e) and 364(c) and (d), as security for the prompt payment and performance of any and all Obligations, liabilities or indebtedness incurred by one or more of the Debtors, individually or collectively, to the DIP Lenders of whatever nature or description, the Debtors are hereby authorized to grant to the DIP Agent for the pro rata benefit of the DIP Lenders, valid, binding, enforceable and perfected first priority liens, mortgages and security interests, superior to all other creditors of the Debtors' estates in and to all of the Debtors' presently owned or hereafter acquired property and assets, whether such property and assets were acquired by the Debtors before or after the Petition Date, of any kind or nature, whether real or personal, tangible or intangible, wherever located, including, without limitation: real property (including without limitation all leasehold interests, mineral leases and mineral and water rights), other accounts, inventory, equipment, rolling stocks (including titled and untitled vehicles), cash, cash equivalents, general intangibles (including intellectual property, trademarks, trade names, interests in partnerships, joint ventures, investment properties and bankruptcy-related causes of action, including but not limited to all causes of action under Chapter 5 of the Bankruptcy Code, including Sections 544 through 550 and Section 553 or other applicable law), letter of credit rights, supporting obligations, commercial tort claims deposit accounts and investment property, securities, and the Company's 50% joint venture interest in Houston Ammonia Terminal L.P. and proceeds thereof, but excluding only the capital stock or equity interests of the Debtors in FMCL Limited Liability Company, Mississippi Chemical Holdings, Inc., MissChem (Barbados) SRL, MissChem Trinidad Limited, Farmland MissChem Limited and any interest, direct or indirect, of the Debtors in any rights or property of Farmland MissChem Limited (collectively, the "Excluded Foreign Assets") which are foreign assets not subject to these Bankruptcy proceedings, (collectively, the "Post-Petition Collateral" or the "Collateral"), subject only to the Carve-Out (as hereinafter defined) and permitted liens to the extent they existed and are valid, enforceable and senior to the liens granted to the DIP Credit Facility on the Petition Date or are permitted to be prior to the lien of the DIP Credit Facility under the Post-Petition Credit Agreement (hereinafter referred to as "Permitted Liens"). Harris Trust and Savings Bank is also granted a pari passu lien on the Collateral for any obligations owed to it as Cash Management Bank as provided in the Cash Management Order

  The Debtors are hereby authorized to use Cash Collateral of the Pre-Petition Lenders, with the express consent of those Pre-Petition Lenders who have executed the Standstill Agreement (as defined herein) and the non-objection of any other Prepetition Lenders, provided the Debtors comply with the terms of this Order, the DIP Credit Facility and the Standstill Agreement. As adequate protection for any post-petition diminution in value of the Pre-Petition Lenders' interests in the Pre-Petition Collateral, including without limitation for any diminution in value caused by the Debtors' use of the Pre-Petition Collateral including Cash Collateral, as such term is defined in Bankruptcy Code Section 364(a), the Pre-Petition Agent for the ratable benefit of each Pre-Petition Lender is hereby granted a joint and several post-petition claim (the "Adequate Protection Claim") against the Debtors' estates. In order to secure such Adequate Protection Claim, the Pre-Petition Agent for the benefit of the Pre-Petition Lenders is hereby granted a first priority security interest in and a lien upon (collectively, the "Replacement Liens") upon (x) the Pre-Petition Collateral and all Post-Petition proceeds of the Pre-Petition and Post-Petition Collateral thereof, including accounts receivable arising from the sale after the Petition Date of such Pre-Petition Collateral, and (y) the Post-Petition Collateral, subject only to (1) Permitted Liens, (2) the Carve-Out, (3) the liens granted to the DIP Agent pursuant to Section 364 of the Bankruptcy Code and the liens granted to Harris Trust and Savings Bank as Cash Management Bank under the Cash Management Order, and (4) the liens and security interests existing on the Petition Date in favor of the Pre-Petition Agent. To further provide adequate protection for the Adequate Protection Claim, the Pre-Petition Lenders are granted an allowed super-priority administrative claim in accordance with Section 364(c)(1) of the Bankruptcy Code having a priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtors, now in existence or hereafter incurred by the Debtors and over any and all administrative expenses or priority claims of any kind including as specified in, or ordered pursuant to, Sections 326, 330, 331, 503(b), 507(a) or 507(b) of the Bankruptcy Code, whether arising in the Debtors' Chapter 11 Cases or in any superseding Chapter 7 cases but subject to the Carve Out and the super-priority administrative claim granted to the DIP Lenders. As further adequate protection, the Debtors are hereby ordered to pay to the Pre-Petition Agent for the ratable account of the Pre-Petition Lenders (a) on the closing date of the DIP Credit Facility (the "Closing Date") all non-default interest accrued on the Pre-Petition Obligations to that date, (b) thereafter pay interest monthly in arrears at the non-default rate (if prior to a Termination Date) set forth in the Pre-Petition Financing Documents, and (c) accrue monthly the difference between the default rate and non-default rate to be payable at Termination Date or payment in full of the Pre-Petition Obligations.

  Notwithstanding any contrary provision of this Order or the DIP Financing Documents, the liens and super-priority claims granted to the DIP Lenders and the Pre-Petition Lenders shall be subject and subordinate to, following the occurrence and during the pendency of a Carve-Out Event, the payment of allowed professional fees and disbursements by the professionals retained prior to the Termination Date pursuant to Bankruptcy Code Sections 327 or 1103(a) by the Debtors and any statutory committees appointed in the Chapter 11 Cases, quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court and any agent thereof in an aggregate amount not to exceed $1,500,0000 plus fees and expenses (other than those of the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders) incurred prior to a Carve-Out Event but not yet paid to the extent such fees and expenses are approved by the Bankruptcy Court (collectively, the "Carve-Out") subject to the right of the DIP Agent, the DIP Lenders, the Pre-Petition Lenders and the Pre-Petition Agent to object to the award of any fees and expenses.

          7. Prior to the Termination Date (as defined in the Post-Petition Credit Agreement), the     Debtors shall be permitted to pay compensation and reimbursement of expenses authorized to be paid under Bankruptcy Code Sections 330 and 331 or otherwise pursuant to an order of this Court, as the same may be due and payable, and such payments shall not reduce the Carve-Out subject to the rights of the DIP Lenders, DIP Agent, the Pre-Petition Lenders and the Pre-Petition Agent to object to such payments. Upon the Termination Date and notice by the DIP Agent to the Debtors (the "Carve-Out Event Notice"), the right of the Debtors to pay professional fees outside the Carve-Out shall terminate (a "Carve-Out Event"), and, upon such occurrence, the Debtors, after receipt of the Carve-Out Event Notice from the DIP Agent, shall provide immediate notice by facsimile to all professionals in the case informing them that a Carve-Out Event has occurred and further advising them that the Debtors' ability to pay professionals is subject to the Carve-Out.

          8. The Debtors are deemed to and do hereby waive the right to assert a charge against Pre-Petition or Post-Petition Collateral under Sections 105, 506(c) or 552(b).

          9. There is no dispute with any Debtor and each Debtor hereby waives, releases and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, recoupments, setoffs or other rights that it may have (i) to contest any Defaults or Events of Default which were or could have been declared by the Pre-Petition Agent as of the Petition Date; (ii) to contest any provisions of the Pre-Petition Loan Documents; (iii) to contest the amount of the Debtors' indebtedness to the Pre-Petition Agent and the Pre-Petition Lenders as of the Petition Date as set forth herein; (iv) to contest the conduct of the Pre-Petition Agent or the Pre-Petition Lenders in administering the Pre-Petition Financing Documents; (v) against the Pre-Petition Agents and/or the Pre-Petition Lenders with respect to lender liability theories and pursuant to Sections 510, 544, 547, 548 and 549 of the Bankruptcy Code; (vi) to challenge that the mortgages, liens and security interests granted to the DIP Agent for the ratable benefit of the DIP Lenders under the DIP Financing Documents and this Order are senior, valid, fully perfected, non-voidable and enforceable liens and security interests securing the Obligations except as to Permitted Liens; and (vii) to challenge that the mortgages, security interests and liens granted to the Pre-Petition Agent for the ratable benefit of the Pre-Petition Lenders under the Pre-Petition Financing Agreements or this Order are senior, valid, fully perfected, non-voidable and enforceable mortgages, security interests and liens fully securing the Pre-Petition Indebtedness (the "Lien Finding"); provided that any committee as appointed by the U.S. Trustee or any party with standing to challenge such liens of any Debtor may file an objection to the Lien Finding as set out in subclause (vii) above within sixty (60) days after the date of entry of this Order or be forever barred from challenging the Lien Finding. Absent any such objection, the Lien Finding shall be final sixty (60) days after entry of this Order.

          10. So long as there are any Obligations outstanding to the DIP Lenders under the DIP Credit Facility and until the Adequate Protection Claim is satisfied, unless the DIP Agent and the Pre-Petition Agent shall have given its prior written consent, or this Court enters an order, upon proper notice to the DIP Agent and the Pre-Petition Agent and a hearing, requiring that all the Debtors' Obligations to the DIP Lenders and the Adequate Protection Claim be immediately satisfied in full, the Debtors shall neither seek any further orders in the Debtors' Chapter 11 Cases, nor support any applications therefor, which authorize: (a) under Bankruptcy Code Section 363, the use of cash collateral in which the DIP Agent or the Pre-Petition Agent has an interest, or the sale, use, or lease, other than in the ordinary course of business, of other property of the Debtors in which the DIP Agent or the Pre-Petition Agent has an interest; (b) the obtaining of credit or the incurring of indebtedness pursuant to Bankruptcy Code Sections 364(c) or (d), or any other grant of rights against the Debtors and/or their estates, secured by a lien, mortgage or security interest in the Post-Petition Collateral held by the DIP Agent or the Pre-Petition Agent or entitled to priority administrative status which is equal or superior to that granted to the DIP Agent, the DIP Lenders or the Pre-Petition Lenders (with respect to the Replacement Liens) herein; or (c) the return of goods by the Debtors pursuant to Bankruptcy Code Section 546(c).

          11. In addition to any rights granted to the DIP Agent and DIP Lenders under the DIP Credit Facility, and to the Pre-Petition Agent and Pre-Petition Lenders under this Order after the Court's approval thereof, the DIP Agent for the ratable benefit of the DIP Lenders and the Pre-Petition Agent for the ratable benefit of the Pre-Petition Lenders (as applicable) shall be entitled to charge the Debtors' accounts or receive reimbursement thereof, without application to the Court, for: (a) all of the DIP Agent's and the DIP Lenders' reasonable fees and expenses, reasonable attorneys' fees and legal expenses and other advisor or professional fees and expenses arising from or related to the DIP Credit Facility or any actions taken in connection with these chapter 11 proceedings, including without limitation the negotiating, closing, documenting and obtaining of Court approval thereof and all proceedings in connection with the interpretation, amendment, modification, enforcement or carrying out of the DIP Credit Facility or this Order at any time, and all expenses, costs and charges in any way or respect arising in connection therewith or related thereto; (b) all of the Pre-Petition Agent's and the Pre-Petition Lenders' reasonable fees and expenses, reasonable attorneys' fees and legal expenses and fees and expenses of other advisors and professionals arising from or related to the Pre-Petition Financing Documents, the Adequate Protection Claim or any action taken in connection with these chapter 11 cases, including without limitation the negotiating and obtaining court approval thereof and proceedings in connection with the interpretation, amendment, modification, enforcement or carrying out of the Pre-Petition Financing Documents or the Adequate Protection Claim or this order at any time, and all expenses, costs and charges in any way or respect arising in connection therewith or related thereto and (c) all of the DIP Agent's facility, administrative and filing fees, recording taxes and fees and reasonable internal examination and audit expenses; and such fees and expenses in the foregoing subparagraphs (a), (b) and (c) (collectively, the "Reimbursable Fees") shall be funded through loans under the DIP Credit Facility, charged to the Debtors' account and shall constitute a part of the Debtors' Obligations but shall not constitute an item paid in accordance with the Budget.

          12. The Debtors, at their expense, shall (a) continue to at all times keep the Collateral fully insured against all loss, peril and hazard and make the DIP Agent and the Pre-Petition Agent co-insured and loss payee as their interests appear under such policies, and (b) pay any and all pre-petition taxes, as authorized pursuant to order of the Court, post-petition taxes, assessments and governmental charges with respect to such Collateral, all as provided under the DIP Credit Facility, and will provide the DIP Agent and the Pre-Petition Agent with proof thereof upon written demand and will give the DIP Agent and the Pre-Petition Agent access to its records in this regard.

          13. The automatic stay provisions of Bankruptcy Code Section 362 are hereby modified to permit (a) the Debtors to implement the terms of the DIP Credit Facility, (b) the Debtors to grant the Replacement Liens to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders (c) the Debtors to create, and the DIP Agent or the Pre-Petition Agent, as the case may be, to perfect, any and all liens, mortgagees and security interests granted to it hereunder; provided, however, that neither the DIP Agent nor the Pre-Petition Agent shall be required to file UCC financing statements or other instruments with any other filing authority to perfect any lien, mortgage or security interest granted by this Order or take any other action to perfect such liens, mortgages and security interests; if, however, the DIP Agent or the Pre-Petition Agent, as the case may be, shall, in its sole discretion, elect for any reason to file, record or serve any such financing statements or other documents with respect to such liens and security interest, the Debtors shall execute the same upon request and the filing, recording or service thereof (as the case may be) shall be deemed to have been made at the time and on the date required to implement the priority of such liens and security interests as provided in this Order.

          14. The time of payment of any and all Obligations of the Debtors arising out of or incurred pursuant to the DIP Credit Facility shall not be altered, extended or impaired by any plan or plans of reorganization that may hereafter be accepted or confirmed or any further orders of the Court which may hereafter be entered.

          15. Subject to 7 days prior written notice upon the occurrence of a Terminating Event (as defined below), any and all Obligations of one or more of the Debtors arising out of or incurred pursuant to the DIP Credit Facility shall be immediately due and payable, provided, however, the DIP Lenders shall have no obligation to make loans and/or advances to the Debtors upon the occurrence of a Terminating Event, and further provided the DIP Credit Facility shall terminate upon the occurrence of (1) August 15, 2004 or an earlier Maturity Date provided for in the Post-Petition Credit Agreement (the "Maturity Date"), or (2) any of the following events ("Terminating Events" or "Termination Event"):

(a) any of the Chapter 11 Cases is either dismissed or converted to a case under Chapter 7 of the Bankruptcy Code;

(b) a trustee or an examiner with the expanded powers of a trustee is appointed in any of the Chapter 11 Cases;

(c) any plan or reorganization of the Debtors is confirmed which does not provide for the payment in full of the Obligations and the Pre-Petition Obligations upon the effective date of the plan;

(d) other than as contemplated in the Budget, any of the Debtors ceases operation of any of its businesses or takes any material action for the purpose of effecting the foregoing without the prior written consent of the DIP Agent;

(e) this Order is reversed, vacated, stayed, amended, supplemented or otherwise modified in a manner which shall materially and adversely affect the rights of the DIP Agent and/or the DIP Lenders hereunder or shall materially and adversely affect the priority of any or all of the DIP Agent's and/or the DIP Lenders' claims, liens or security interests and which is not acceptable to the DIP Agent;

(f) the occurrence of an Event of Default under the DIP Financing Documents;

(g) the Final Order is not entered on or before 45 days after the Petition Date;

(h) non-compliance or default by the Debtors with any of the terms and provisions of this Order;

(i) the failure of this Court to overrule (within 60 days of the filing thereof) any objection filed with respect to the Lien Finding set forth in paragraph 9 hereof;

(j) any other superpriority claim or lien equal or superior in priority to that granted pursuant to or permitted hereunder shall be granted;

(k) an examiner having enlarged powers under Section 1106(b) of the Bankruptcy Code shall be appointed for any of the Debtors;

(l) the automatic stay of Bankruptcy Code Section 362 is lifted so as to allow a third party to proceed against any material asset of the Debtors; or

(m) any plan of reorganization for any Debtor is confirmed without the DIP Lenders' consent.

          16. Upon the occurrence of a Terminating Event and the giving of the Termination Notice or upon the occurrence of the Maturity Date:

(a) the Debtors shall immediately segregate all of the Post-Petition Collateral, including without limitation cash collateral, and shall not be permitted to use such Collateral absent the DIP Agent's prior written consent; and

(b) after the DIP Agent shall have the right, free of the restrictions of Bankruptcy Code Section 362, (1) to take immediate reasonable action to protect and preserve the Collateral, and (2) after giving seven (7) days prior written notice of a Terminating Event to the Debtors' and the Office of the U.S. Trustee (the "Notice Parties") by the DIP Agent (the "Termination Notice") to exercise its rights and remedies pursuant to the DIP Credit Facility and/or applicable law as to all or such part of the Post-Petition Collateral as the DIP Agent, in its sole discretion, shall elect.

          17. Nothing in this Order shall limit the rights of the Pre-Petition Lenders or the DIP Lenders to seek further relief (including additional adequate protection), or modification or termination of the automatic stay for good cause shown.

          18. Nothing in this Order shall limit the rights of any Pre-Petition Lender or any DIP Lender to assign all of its rights, claims and Obligations under the DIP Financing Documents or the Pre-Petition Financing Documents.

          19. The Debtors shall provide the DIP Agent and Pre-Petition Agent with such written reports, certified by the president, vice-president or chief financial officer of the Company to be accurate to the best of his knowledge, information and belief, as are required under the DIP Financing Documents, and such additional written reports as the DIP Agent and Pre-Petition Agent, in its reasonable discretion, shall require.

          20. The Debtors are directed to keep their books and records of original entry, including without limitation, records of sale, credits authorized (whether or not credit memoranda have been issued), purchases, accounts receivable, bills of lading, cash receipts, and cash disbursements, current and updated, so that all business activity is posted to them in the ordinary course of the Debtors' businesses.

          21. The DIP Agent and Pre-Petition Agent shall have the right to inspect, audit, examine, check, make copies of or extracts from the books, accounts, checks, orders, invoices, bills of lading, correspondence and other records of the Debtors, and the Debtors shall make all of same available to the DIP Agent and its representatives, for such purposes.

          22. If and as requested by the DIP Agent, the Debtors shall implement a blocked account or lockbox system for their receivables (in form and substance satisfaction to the DIP Agent).

          23. To the extent that all cash and checks of the Debtors currently in their possession, bank accounts, lockbox accounts or otherwise, and the proceeds thereof, if any, are proceeds of the Collateral, upon entry of this Order, the Debtors shall deliver such proceeds to the DIP Agent, and thereafter the Debtors and any successor to the Debtors, including without limitation any successor trustee or trustees, shall immediately deliver any and all payments or proceeds realized upon the sale, liquidation, collection or disposition of the Post-Petition Collateral or Pre-Petition Collateral, including without limitation the proceeds of sales authorized pursuant to Bankruptcy Code Section 363 or any plan of reorganization ("Proceeds") which come into their possession to the DIP Agent and/or the DIP Lenders, in the form received.

          24. The DIP Agent is authorized to accrue interest on the outstanding balance of the Obligations pursuant to the DIP Financing Documents, and to apply remittances from the Debtors against interest as set forth herein and therein.

          25. Subject to the other terms of this Order, the DIP Agent is authorized, notwithstanding the provisions of Bankruptcy Code Section 362, to retain and apply the Proceeds of the Post-Petition Collateral including the Pre-Petition Collateral as follows:

          (A) Prior to the occurrence of the Termination Date (as defined in the Post-Petition Credit Agreement), all payments and collections from Pre-Petition Collateral or Post-Petition Collateral (including Cash Collateral) shall be applied, first, to expenses and other obligations set forth in the attached Budget as permitted by the Post-Petition Credit Agreement, second, to the costs, fees and expenses of the DIP Agent, DIP Lenders, and Pre-Petition Agent (including without limitation the fees and expenses of counsel and other professionals and advisors employed or retained by the DIP Agent, DIP Lenders and Pre-Petition Agent, third, to reduce the loans outstanding under the Post-Petition Credit Agreement, fourth to be held by the DIP Agent in an account established by the DIP Agent and under the DIP Agent's exclusive dominion and control (the "Cash Collateral Account") until such time as the amounts held therein are requested by the Debtors to pay expenses and other obligations set forth in the Budget, except that the Net Cash Proceeds (as defined in the Post-Petition Credit Agreement) of asset sales outside the ordinary course of business, condemnation or casualty proceed shall be applied as set forth below in sub-section (C). So long as no Event of Default (as defined in the Post-Petition Credit Agreement) shall have occurred and be continuing, the DIP Agent shall, at the Debtors' request, release proceeds held in the Cash Collateral Account to the Company to pay expenses and other obligations set forth in the Budget. During the existence of an Event of Default all amounts in the Cash Collateral Account shall be applied as described in subsection (B).

          (B) After the occurrence of the Termination Date, all payments and collections from Pre-Petition Collateral or Post-Petition Collateral (including Net Cash Proceeds from asset dispositions and Cash Collateral) shall be applied, first, to the costs, fees and expenses of the DIP Agent and the DIP Lenders (including without limitation the fees and expenses of counsel and other professionals and advisors retained or employed by the DIP Agent), second, to permanently reduce obligations outstanding under the Post-Petition Credit Agreement and to provide cash collateral for letters of credit outstanding under the Post-Petition Credit Agreement, third, to the payment of all other outstanding Post-Petition Obligations, fourth to reduce the Pre-Petition Loans (on the basis set forth in the Pre-Petition Credit Agreement) provided that $1,500,000 of Cash Collateral shall be available to pay the Carve Out, and fifth, to the Company.

          (C) To the extent that any sales of assets which include any Pre-Petition Collateral or Post-Petition Collateral (in an amount in excess of $1,000,000 in the aggregate) occur prior to the Termination Date and outside the ordinary course of business (none to occur without Bankruptcy Court approval and with the DIP Lenders and the Pre-Petition Lenders reserving all rights, if any, to object to any such sale), 100% of the Net Cash Proceeds (as defined below) thereof in excess of $1,000,000 in the aggregate must be paid to the DIP Agent for the account of the DIP Lenders and the Pre-Petition Lenders for application to the Pre-Petition Loans and the DIP Credit as described below. (Asset sale proceeds shall not include any casualty or condemnation proceeds to the extent the Company has elected to use such proceeds to repair, rebuild or replace the assets subject to such casualty or condemnation, no Events of Default exist and, to the extent of proceeds in excess of $5,000,000 with respect to any single casualty or condemnation event, the DIP Lenders have approved such repair, rebuilding or replacement. Any property so repaired, rebuilt or replaced shall constitute part of the Post-Petition Collateral and shall be subject to the Replacement Liens in favor of the Pre-Petition Agent and the Pre-Petition Lenders). As used herein with respect to asset sales or dispositions the term "Net Cash Proceeds" shall be defined as set forth in the Post-Petition Credit Agreement and the term "sale or "sales" shall include the term "Disposition" as defined in the Post-Petition Credit Agreement. Any such proceeds of sales designated to pay such taxes and costs of sale which are not required to be disbursed at the closing of such sale shall be held in escrow by the DIP Agent and shall be subject to the lien of the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders until applied to pay such taxes and costs of sale. Prior to the Termination Date, the Net Cash Proceeds of asset sales in excess of $1,000,000 in the aggregate shall be applied as follows: 50% as a permanent pay down to the DIP Credit (and a corresponding reduction in the DIP Commitment Amount) and 50% to the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement. If the DIP Credit shall become fully paid from the Net Cash Proceeds of asset sales, then any remainder Net Cash Proceeds shall be applied to reduce the Pre-Petition Loans of the Pre-Petition Lenders. Following any asset sale in excess of $1,000,000 in the aggregate, the Borrowing Base shall be reset and the Budget shall be redetermined to the satisfaction of the requisite DIP Lenders.

          provided, further, that (i) upon the Termination Date any consent to use of Cash Collateral given by the Pre-Petition Lenders or the DIP Lenders shall terminate and any rights of the Debtors to use Cash Collateral granted under this Order or the DIP Financing Documents shall cease on the Termination Date and (ii) such applications of the Proceeds set forth in A and B above shall be free and clear of any claim, charge, assessment or other liability. Notwithstanding the application of Proceeds set forth in A above, Cash Collateral collected after the Petition Date but prior to the Termination Date may be used by the Company to pay (a) any essential trade creditor in full (including for pre-petition trade payables), provided that such essential trade creditor has executed an agreement (in form and substance satisfactory to the DIP Lenders and the Pre-Petition Lenders) with the Company pursuant to which such essential trade creditor agrees to continue to extend credit and supply goods and/or services to the Company on normal and customary terms in accordance with industry standards or terms acceptable to the DIP Agent and Pre-Petition Agent and consistent with the assumptions used in the projections of the Company that support feasibility of the Company and that have been approved by the Pre-Petition Lenders and the DIP Lenders and (b) certain tax claims and certain employee related claims to the extent set forth in the Budget and approved by the DIP Lenders or, if not set forth in the Budget, to the extent mutually agreed upon by the Debtors and the DIP Agent.

          26. Pursuant to, and to the extent of, the provisions of Bankruptcy Code Section 364(e), the liens, mortgages and security interests granted by this Order shall be binding on the Debtors, their estates and their successors and assigns even if this Order is reversed or modified on appeal.

          27. The Debtors are hereby authorized to do and perform all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance of the DIP Credit Facility including, without limitation, the delivery to the DIP Agent of the original checks or other forms of remittance received by the Debtors which are the proceeds of the Post-Petition Collateral, and the payment by the Debtors of any monies or assets in their possession of all sums required to be paid to the DIP Agent and the DIP Lenders under the DIP Credit Facility.

          28. Notwithstanding Bankruptcy Rule 7062, the terms and conditions of this Order shall be: (a) immediately enforceable pursuant to Bankruptcy Rule 8005; and (b) not be stayed absent (1) an application by a party in interest for such stay in conformance with such Bankruptcy Rule 8005, and (2) a hearing upon notice to the Debtors and the DIP Agent.

          29. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any orders which may be entered confirming any plan of reorganization or which may be entered converting these Chapter 11 Cases from Chapter 11 to Chapter 7 of the Bankruptcy Code; provided, further, that the terms and provisions of this Order, as well as the liens, mortgages and security interests granted under the DIP Credit Facility and to secure the Adequate Protection Claim, shall continue in this or any superseding case under the Bankruptcy Code and such liens, mortgages and security interests and the Adequate Protection Claim shall maintain their priority as provided by this Order until the Obligations and the Pre-Petition Obligations are satisfied in full.

          30. Nothing in this Order shall limit the DIP Lenders' and the Pre-Petition Lenders' rights to seek modification of this Order for good cause shown provided an Event of Default exists under the Post-Petition Credit Agreement or a Terminating Event has occurred or is about to occur.

          31. Nothing in this Order shall in any way prejudice or compromise any rights the Pre-Petition Lenders or the DIP Lenders may have against parties other than the Debtors, including, without limitation, the Pre-Petition Lenders' rights under that certain Guaranty Agreement dated November 15, 2002 (the "MCHI Guaranty") from Mississippi Chemical Holdings, Inc., a British Virgin Islands company, pursuant to which Mississippi Chemical Holdings, Inc. agreed to pay any proceeds from the Excluded Foreign Assets to the Pre-Petition Lenders and subject to a Standstill Agreement attached hereto as Exhibit B between Prepetition Lenders and Debtors (the "Standstill Agreement").

          32. Each of the Debtors is authorized to enter into and perform its obligations under the Standstill Agreement.

          33. The Pre-Petition Lenders and the Pre-Petition Agent are hereby authorized to apply any amounts received pursuant to the MCHI Guaranty and the Standstill Agreement to the Pre-Petition Obligations pursuant to the Pre-Petition Credit Agreement.

          34. The provisions of this Order shall be binding upon and inure to the benefit of the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, the Debtors, the Debtors' estates and their respective successors and assigns (including any trustee appointed as a representative of any Debtor's estate or in any subsequent proceeding under the Bankruptcy Code).

          35. To the extent that any of the provisions of this Order shall conflict with any of the provisions of the DIP Financing Documents, this Order is deemed to control and shall supersede the conflicting provision(s) in said agreement(s).

Notice of Final Hearing

          34. Upon entry of this Order, the Debtors shall, on or before May 22, 2003, provide notice via U.S. Mail, First Class, together with copies of the Motion, this Order and the Notice of Final Hearing ("Notice of Final Hearing") to each of the Parties listed on Schedule 1 to the Motion and to any party requesting notice prior to the date of service. Service upon said persons as set forth herein shall constitute good and sufficient notice of the Final Hearing. The Notice of Final Hearing shall state that any party-in-interest wishing to object to the Motion shall file written objections thereto with the Clerk of the U.S. Bankruptcy for the Southern District of Mississippi, Jackson Division, so that the objection is received by the Clerk and stamped "filed" by 4:00 p.m. on June 9, 2003 ("Objection Deadline") and likewise served upon the following persons by such Objection Deadline: (a) Counsel for the Debtors: James W. O'Mara and Douglas C. Noble, Phelps Dunbar LLP, Post Office Box 23066, Jackson, Mississippi 39225-3066; (b) Counsel for DIP Lenders and Pre-Petition Lenders: James E. Spiotto, Chapman and Cutler, 111 W. Monroe, Chicago, IL 60603 and Stephen W. Rosenblatt, Butler, Snow, O'Mara Stevens & Cannada, PLLC, P.O. Box 22567, Jackson, MS 39225-2567; (c) Counsel for Unofficial Committee of Bondholders: Anthony Princi and Tom Kent, Orrick, Herrington & Sutcliffe, 666 Fifth Avenue, New York, New York 10103; (d) Ronald H. McAlpin, Office of the U.S. Trustee, Suite 706, 100 W. Capitol Street, Jackson, Mississippi 39269; and (e) Counsel for any Official Committee, if then appointed.

          35. The Final Hearing on the Motion shall be held on Wednesday, June 11, 2003 at 2:30 p.m. in Room 526 of the James O. Eastland United States Courthouse, 245 E. Capitol Street, Jackson, Mississippi before the Honorable Edward Ellington, United States Bankruptcy Judge.

          SO ORDERED this the 16th day of May, 2003.

                                                                                 /s/ Edward Ellington

                                                                                 Edward Ellington

                                                                                 United States Bankruptcy Judge

Exhibit A

to Interim Financing Order

Budget

Exhibit B

to

Interim Financing Order

Standstill Agreement

STANDSTILL AGREEMENT

Among

Mississippi Chemical Corporation

and

The Banks Party Hereto

and

Harris Trust and Savings Bank,

as Administrative Agent

Dated as of May 16, 2003

TABLE OF CONTENTS

MISSISSIPPI CHEMICAL CORPORATION

STANDSTILL AGREEMENT

SECTION 2.              AGREEMENTS OF THE PRE-PETITION BANKS AND THE

SECTION 3.               AGREEMENTS OF THE BORROWER AND THE

Mississippi Chemical Corporation

Standstill Agreement

          This Standstill Agreement, dated as of May 16, 2003, is by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), the several banks and other financial institutions or entities from time to time parties to this Agreement (individually a "Pre-Petition Bank" and collectively the "Pre-Petition Banks"), Harris Trust and Savings Bank, as administrative agent for the Pre-Petition Banks (in such capacity, the "Pre-Petition Agent").

Witnesseth:

          Whereas, the Pre-Petition Agent, the Pre-Petition Banks, the Borrower and the Guarantors are parties to that certain Amended and Restated Credit Agreement dated as of November 15, 2002 by and between the Borrower, the several lenders from time to time parties thereto, and Harris Trust and Savings Bank, as administrative agent, as the same has from time to time been modified or amended (as so modified and amended, the "Pre-Petition Credit Agreement") pursuant to which the Pre-Petition Banks have made loans and other financial accommodations to the Borrower;

          Whereas, the Guarantors have guaranteed the Borrower's indebtedness, obligations and liabilities to the Pre-Petition Agent and the Pre-Petition Banks under the Pre-Petition Credit Agreement and the other Pre-Petition Loan Documents;

          Whereas, Mississippi Chemical Holdings, Inc., a British Virgin Islands company ("MCHI") executed and delivered to the Pre-Petition Agent and the Pre-Petition Banks that certain Mississippi Chemical Holdings, Inc. Guaranty Agreement dated as of November 15, 2002 (the "MCHI Guaranty") pursuant to which MCHI guaranteed the Borrower's indebtedness, obligations and liabilities to the Pre-Petition Agent and the Pre-Petition Banks under the Pre-Petition Loan Documents; and

          Whereas, on May 15, 2003 (the "Petition Date") the Borrower and the Guarantors have filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Mississippi initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          Whereas, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Guarantors;

          Whereas, certain of the Pre-Petition Banks (the "DIP Banks") have offered to enter into certain debtor-in possession financing arrangements with the Borrower pursuant to which the DIP Banks will make loans and provide other financial accommodations to the Borrower during the Chapter 11 Cases; and

          Whereas, Borrower and Guarantors have determined that the enforcement by the Pre-Petition Agent and/or the Pre-Petition Banks of the MCHI Guaranty will materially and adversely affect their prospects for a successful reorganization; and

          Whereas, Borrower and Guarantors have required, as a condition precedent to entering into debtor in possession financing arrangements with the DIP Banks, that the Pre-Petition Agent and the undersigned Pre-Petition Banks enter into this Agreement pursuant to which, among other things, the Pre-Petition Agent and the Pre-Petition Banks agree to forbear from enforcing the MCHI Guaranty upon the terms and conditions set forth herein.

          Now, Therefore, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.     Definitions.

          Section 1.1. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

          "Administrative Expense Carve-Out" shall mean $1,500,000 plus, prior to the Termination Date, accrued and pending applications for professional fees and expenses (other than those of the DIP Agent, the Pre-Petition Agent, the DIP Lenders and the Pre-Petition Banks) incurred prior to the Termination Date to the extent such fees and expenses have not been paid but were approved by the Banks in the Budget.

          "Agreement" means this Standstill Agreement, as the same may be amended, supplemented, restated and otherwise modified from time to time.

          "DIP Credit Agreement" means the Post-Petition Credit Agreement dated as of May 16, 2003, among the Borrower, the Guarantors, the from time to time lenders party thereto and Harris Trust and Savings Bank, as administrative and collateral agent thereunder, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "DIP Lenders" means the from time to time lenders party to the DIP Credit Agreement.

          "DIP Agent" means the administrative and collateral agent for the DIP Lenders under the DIP Credit Agreement.

          "FMCL Liquidity Event" means (a) the sale or other disposition of the Trinidad Interest or any part thereof, (b) the refinancing of the Ex-Im Bank Indebtedness, (c) the payment of any dividend or other distribution by FMCL, and (d) any other event relating to the Trinidad Interest that results in proceeds being received by the Borrower or any of its Subsidiaries.

          "Liquidity Event Net Proceeds" means the net proceeds received in cash by MCHI from any FMCL Liquidity Event after payment of (a) all reasonable and customary transaction costs incurred in connection with such FMCL Liquidity Event, including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, brokers and other agents and advisors, (b) all taxes (including, without limitation, income, sales, transaction, stamp and similar taxes) paid or payable by Borrower, any Guarantor, MCHI or any of its Subsidiaries in connection with such FMCL Liquidity Event, and (c) the payment of all debts, obligations and liabilities of MCHI or any of its Subsidiaries to any third party which become due and payable as a result of such FMCL Liquidity Event, including, without limitation, all amounts paid or payable in respect of the Ex-Im Bank Indebtedness." means the net proceeds received in cash by MCHI from any FMCL Liquidity Event after payment of (a) all reasonable and customary transaction costs incurred in connection with such FMCL Liquidity Event, including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, brokers and other agents and advisors, (b) all taxes (including, without limitation, income, sales, transaction, stamp and similar taxes) paid or payable by Borrower, any Guarantor, MCHI or any of its Subsidiaries in connection with such FMCL Liquidity Event, and (c) the payment of all debts, obligations and liabilities of MCHI or any of its Subsidiaries to any third party which become due and payable as a result of such FMCL Liquidity Event, including, without limitation, all amounts paid or payable in respect of the Ex-Im Bank Indebtedness.

          "Non-Debtor Subsidiary Bankruptcy" means (i) any Subsidiary of the Borrower that is not a Debtor (each a "Non-Debtor Subsidiary") shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Non-Debtor Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any such Non-Debtor Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any such Non-Debtor Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          Section 1.2. Terms Defined in DIP Credit Agreement. Any term not otherwise specifically defined in this Agreement shall have the meaning given to such term in the DIP Credit Agreement.

Section 2.     Agreements of the Pre-Petition Banks and the Pre-Petition Agents.

          Section 2.1. The Standstill. The Pre-Petition Agent (at the direction of the undersigned Pre-Petition Banks, which is hereby given) and the undersigned Pre-Petition Banks agree that they will not take any action of any type to enforce the MCHI Guaranty until the Termination Date. Until the Termination Date, such prohibited enforcement actions include, without limitation, (i) the commencement or prosecution of any law suit or other legal proceeding against MCHI, (ii) the filing or joining with any other creditor of MCHI in the filing of any bankruptcy, insolvency, receivership, attachment, sequestration or similar proceeding against MCHI or with respect to its assets, or (iii) the exercise of any right of set off or similar right with respect to MCHI or any of its assets. The agreement of the Pre-Petition Agent and Pre-Petition Lenders set forth in this Section 2.1 is subject to the conditions that the Borrower and MCHI shall cause all such Liquidity Event Net Proceeds received by any subsidiary of MCHI to be transferred to MCHI, that all Liquidity Event Net Proceeds received by the Borrower, any Guarantor or MCHI shall be paid to the Pre-Petition Agent within one (1) Business Day of their receipt for application to the Pre-Petition Obligations pursuant to the Pre-Petition Credit Agreement and that any Liquidity Event Net Proceeds designated to pay actual taxes payable and related transaction costs shall be held by the Pre-Petition Agent in escrow until applied to pay such taxes and costs.

          Section 2.2. Consent to Use of Cash Collateral. The Pre-Petition Agent and the Pre-Petition Banks hereby consent to the use of their cash collateral (within the meaning Section 363 of the Bankruptcy Code) as provided in the DIP Credit Agreement, provided that as adequate protection (within the meaning Section 363 of the Bankruptcy Code), the Financing Orders shall provide that the Pre-Petition Banks (or an agent on their behalf) shall be granted a replacement lien on all Post-Petition Collateral to secure the Pre-Petition Obligations for and to the extent of the post-petition use of Pre-Petition Collateral and proceeds thereof and for any post-petition diminution in value of Pre-Petition Collateral (the "Replacement Lien"), which Replacement Lien shall be subordinate only to (i) the liens granted to the DIP Agent and the DIP Lenders to secure the DIP Loans, (ii) the Administrative Expense Carve Out, and (iii) other Permitted Liens. The Pre-Petition Banks shall share such Replacement Liens in the same priority as they did pre-petition.

          Section 2.3. Administrative Expense Carve-Out. The Pre-Petition Agent and the Pre-Petition Banks hereby subordinate their claims on the Pre-Petition Obligations and their Liens on the Collateral as security for the Pre-Petition Obligations in each case to (x) the payment of the amount allowed by the Bankruptcy Court for professional fees and disbursements subject to Section 503(b)(2) of the Bankruptcy Code incurred by the Debtors and any statutory committees appointed in the Chapter 11 Cases, and (y) the payment of fees pursuant to 28 U.S.C. Section 1930, collectively in an amount not to exceed the Administrative Expense Carve-Out, provided that Cash Collateral collected and applied by the Pre-Petition Banks or the DIP Lenders prior to the Termination Date shall not reduce the Administrative Expense Carve-Out. Nothing herein contained shall subordinate or in any way impair or otherwise affect the Superpriority Claims of the DIP Agent and the DIP Lenders on the Post-Petition Obligations or the Liens securing the Post-Petition Obligations and the Adequate Protection Obligations. Fees and expenses paid by the Debtors prior to the Termination Date shall not reduce the amount of the Administrative Expense Carve-Out.

Section 3.     Agreements of the Borrower and the Guarantors.

          In further consideration of the agreements of the Pre-Petition Agent and Pre-Petition Banks herein contained, the Borrower and Guarantors further agree with the Pre-Petition Agent and Pre-Petition Lenders as set forth in this Section 3.

          Section 3.1. Compliance with MCHI Guaranty. The Borrower shall cause MCHI to comply, and cause its subsidiaries to comply, with the terms of Section 3 of the MCHI Guaranty.

          Section 3.2. Waiver of Claims. The Financing Orders shall contain waivers of relief, claims, charges and limitation of the Pre-Petition Agent's or the Pre-Petition Banks' rights under Sections 105, 506(c) and 552(b) of the Bankruptcy Code and claims pursuant to Sections 510, 544, 547, 548 and 549 of the Bankruptcy Code (in each case at least as to Final Financing Order and subject to the Lien Validation Process). If any such waivers, claims, charges and limitations exist, and in consideration of the mutual agreements contained herein, to the extent not irreconcilably inconsistent with the provisions hereof or the Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c), 510, 544, 547, 548, 549 and 552(b) of the Bankruptcy Code, to the extent permitted by the Bankruptcy Court and applicable law (in each case at least as to the Final Financing Order and subject to the Lien Validation Process).

          Section 3.3. Indemnification. The Borrower agrees to indemnify and hold harmless the Pre-Petition Banks and the Pre-Petition Agent and their respective directors, officers, agents, representatives and employees as described in the Pre-Petition Credit Agreement. The Borrower acknowledges that the Pre-Petition Agent and the Pre-Petition Banks are relying on the provisions of the Financing Orders that require that their post-petition fees and expenses be paid as a form of adequate protection.

          Section 3.4. Sharing of Information. Each of the Pre-Petition Agent and each Pre-Petition Bank may discuss the Borrower's business and financial condition of the Borrower and its Subsidiaries with each other, the DIP Banks, the DIP Agent and prospective participants in the DIP Credit and the Pre-Petition Obligations.

Section 4.     Conditions Precedent.

          This Agreement shall become effective upon the satisfaction of all of the following conditions precedent:

          Section 4.1. the Borrower, the Guarantors, the Pre-Petition Agent and all of the Pre-Petition Banks shall have executed and delivered this Agreement;

          Section 4.2. the Chapter 11 Cases shall have been filed;

          Section 4.3. the Debtors shall have no debtor-in-possession financing facility other than the facility provided pursuant to the DIP Credit Agreement;

          Section 4.4. the DIP Credit Agreement shall have been executed and delivered by all of the parties thereto and shall be in full force and effect;

          Section 4.5. the Interim Financing Order substantially in the form attached as an exhibit to the DIP Credit Agreement after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

          Section 4.6. the Borrower shall have reimbursed the Pre-Petition Agent and the Pre-Petition Banks for all reasonable fees and expenses incurred by them, including the reasonable fees and expenses of Chapman and Cutler, Chapman and Cutler's local counsel, and FTI Consulting, Inc., in connection with the Pre-Petition Credit Agreement and the transactions contemplated hereby which have accrued and been invoiced as of the date hereof (it being understood that such amounts paid remain subject to Bankruptcy Court approval).

Section 5.     Termination.

          The Pre-Petition Agent's and Pre-Petition Banks' agreement not to enforce their rights under the MCHI Guaranty shall terminate (a) upon the occurrence of the Termination Date, (b) if Liquidity Event Net Proceeds are not applied to the Pre-Petition Obligations as described in Section 2.1 hereof, (c) the Borrower or any Guarantor shall default in the observance or performance of any covenant contained in Section 3 of this Agreement, (d) MCHI or any of its subsidiaries shall default in the observance or performance of any covenant contained in Section 3 of the MCHI Guaranty, or (e) a Non-Debtor Subsidiary Bankruptcy shall occur, and in the case of clauses (c) and (d) preceding, such default shall continue uncured and unwaived for a period of 7 days following written notice from Pre-Petition Agent to Borrower and MCHI.

Section 6.     Miscellaneous.

          Section 6.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrower, all of the Pre-Petition Banks constituting Required Banks (as defined in the Pre-Petition Credit Agreement) ("Required Banks") and, if the rights or duties of the Pre-Petition Agent are materially affected thereby, the Pre-Petition Agent, or compliance therewith by the Borrower and the Guarantors only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the DIP Agent are materially affected thereby, the Pre-Petition Agent. Any such amendment or waiver shall apply equally to all Pre-Petition Banks and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 6.2. Waiver of Rights. No delay or failure on the part of the Pre-Petition Agent or any Pre-Petition Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Pre-Petition Agent, the Pre-Petition Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 6.3 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Pre-Petition Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Pre-Petition Banks have executed this Agreement or a counterpart thereof and lodged the same with the Pre-Petition Agent.

          Section 6.4. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the Guarantors, the Pre-Petition Agent and the Pre-Petition Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Pre-Petition Agent, each of the Pre-Petition Banks and MCHI (which is an express third party beneficiary of the obligations of the Pre-Petition Agent and Pre-Petition Banks contained herein) and the benefit of their respective successors and assigns. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of Illinois. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower and the Guarantors may not assign any of their rights or obligations hereunder without the written consent of the Pre-Petition Banks.

          Section 6.5. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

          Section 6.6. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 6.7. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 6.8. Jurisdiction; Venue; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the Guarantors, the Pre-Petition Agent, and the Pre-Petition Banks hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          Section 6.9. No Modification; No Discharge; Survival of Claims. This Agreement shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor or any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Pre-Petition Agent and the Pre-Petition Banks pursuant to the Financing Order and the Lien granted to the DIP Agent for the benefit of the Pre-Petition Agent the Pre-Petition Banks pursuant to the DIP Credit Agreement and the Financing Order shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

          Section 6.10. Pre-Petition Loan Documents. Subject to the provisions of the Bankruptcy Code and any orders entered by the Bankruptcy Court, the Pre-Petition Loan Documents shall remain in full force and effect, and the execution of this Agreement by the Pre-Petition Agent and the Pre-Petition Banks, and the delivery to and acceptance thereof by the Pre-Petition Agent and the Pre-Petition Banks, do not and shall not constitute a waiver of any provision of the Pre-Petition Loan Documents, except as expressly provided in this Agreement.

          In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.

          Dated as of May 16, 2003.
MISSISSIPPI CHEMICAL CORPORATION,
as Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Senior Vice President and
Chief Financial Officer

GUARANTORS:

MISSCHEM NITROGEN, L.L.C., as Debtor
and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

MISSISSIPPI NITROGEN, INC., as Debtor
and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

TRIAD NITROGEN, L.L.C., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI PHOSPHATES CORPORATION,
as Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI POTASH, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

EDDY POTASH, INC., as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL COMPANY, L.P., as
Debtor and Debtor-in-Possession

By MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, its general partner

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MELAMINE CHEMICALS, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President - Finance

HARRIS TRUST AND SAVINGS BANK
individually and as Pre-Petition Agent

By /s/ Lawrence A. Mizera
Name Lawrence A. Mizera
Title Vice President

PRE-PETITION BANKS:

CREDIT AGRICOLE INDOSUEZ

By
Name
Title

By
Name
Title

MORGAN STANLEY SENIOR FUNDING, INC.

By /s/ Dan Allen
Name Dan Allen
Title Executive Director

BANC OF AMERICA STRATEGIC
SOLUTIONS, INC.

By /s/ Charles Kerr
Name Charles Kerr
Title Managing Director

THE BANK OF NOVA SCOTIA, ATLANTA
AGENCY

By
Name
Title

SUNTRUST BANK (formerly known as SunTrust
Bank, Atlanta)

By /s/ J. Christopher Deisley
Name J. Christopher Deisley
Title Managing Director

WACHOVIA BANK, NATIONAL
ASSOCIATION (formerly known as First Union
National Bank)

By
Name
Title

ABN AMRO BANK, N.V.

By /s/ Clifford S. Blasberg
Name Clifford S. Blasberg
Title Group Vice President

By /s/ William J. Teresky, Jr.
Name William J. Teresky, Jr.
Title Senior Vice President

AVENUE SPECIAL SOLUTIONS FUND II,
L.P., as Buyer

By: Avenue Capital Partners II, LLC, General
Partner

By: GL Partners II, LLC, Managing Members
of General Partner

By /s/ Sonia E. Gardner
Name Sonia E. Gardner
Title Managing Member

By
Name
Title

Address:

Avenue Capital Management II, LLC, as agent for
Avenue Special Situations Funds II, LP
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Matthew Sandschafer

TRUSTMARK NATIONAL BANK

By /s/ William H. Edwards
Name William H. Edwards
Title Vice President

AMSOUTH BANK

By /s/ J. D. May
Name J. D. May
Title Vice President

SPCP GROUP, L.L.C.

By /s/ Edward A. Mule
Name Edward A. Mule
Title Principal

Address: 600 Steamboat Rd.
Greenwich, CT 06830
Attention: Jim Curry

PRESIDENT AND FELLOWS OF HARVARD
COLLEGE

By: Whippoorwill Associates Incorporated
Its: Agent and Authorized Signatory

By /s/ Shelley F. Greenhaus
Name Shelley F. Greenhaus
Title Managing Director

Address: Whippoorwill Associates, Inc.
11 Martine Avenue, 11th Floor
White Plains, NY 10606
Attention: Shelley F. Greenhaus

Exhibit H

Mississippi Chemical Corporation
Borrowing Certificate

          This Borrowing Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as DIP Agent (the "DIP Agent") for the Banks, in satisfaction of the condition precedent contained in Section 6.2(g) of that certain Post-Petition Credit Agreement dated as of May __, 2003, as amended by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the DIP Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          The Undersigned Hereby Certifies That:

          1. I am the duly elected [President] or [Chief Financial Officer] of the Borrower.

          2. Concurrently herewith the Borrower has requested a Loan or L/C pursuant to the terms of the Credit Agreement.

          3. The requested Loan or L/C requested by the Borrower is consistent with the terms of the Budget and is to be used solely for Budget items (subject to variations permitted by the Agreement).

          4. To the best of my knowledge, the Borrower has observed or performed all of its covenants and other agreements, and satisfied in all material respects every condition contained in the Credit Agreement and the Security Documents to be observed, performed or satisfied by the Borrower, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default as of the date of this Certificate, except as set forth below.

          Described below are the exceptions, if any, to paragraph 4 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

                      __________________________________________________

                      __________________________________________________

          The foregoing certifications are made and delivered this _____ day of _______________________, ________.

                                                                 ________________________________________

                                                                 [President] or [Chief Financial Officer of The Borrower]

Exhibit I

Excess Collateral Availability Requirement
Month Ending	Excess Collateral Availability Requirement
May 31, 2003	$46,700,000
June 30, 2003	48,000,000
July 31, 2003	39,600,000
August 31, 2003	33,800,000
September 30, 2003	34,700,000
October 31, 2003	31,900,000
November 30, 2003	36,900,000
December 31, 2003	38,400,000
January 31, 2004	34,800,000
February 29, 2004	31,300,000
March 31, 2004	31,700,000
April 30, 2004	47,900,000
May 31, 2004	45,700,000
June 30, 2004	45,100,000
July 31, 2004	38,700,000
August 31, 2004	30,300,000

Exhibit J

Executory Contracts to be assumed

          1. Triad Nitrogen, L.L.C. construction contract with Shaw Construction, Inc. regarding Melamine Chemicals, Inc.

          2. Construction contract relating to closing of old gypsum stack at Mississippi Phosphates.

          3. OCP phosphate rock contract.

          4. Chevron sulfur contract.

Schedule 5.3

Litigation and Taxes

          Taxes - Certain state amended income tax returns required to report and remit state income taxes arising from completed Internal Revenue Service audits of fiscal years ended June 30, 1997, June 30, 1998, and June 30, 1999. Adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

Schedule 7.20

Minimum Required EBITDA
Period Ending	Minimum Required Amount
June 30, 2003	$ 960,000
July 31, 2003	910,000
August 31, 2003	1,080,000
September 30, 2003	1,880,000
October 31, 2003	1,860,000
November 30, 2003	4,110,000
December 31, 2003	6,110,000
January 31, 2004	8,830,000
February 29, 2004	12,430,000
March 31, 2004	15,430,000
April 30, 2004	21,080,000
May 31, 2004	25,140,000
June 30, 2004	28,870,000
July 31, 2004	33,450,000
August 31, 2004	37,720,000

Schedule 7.21

Maximum Permitted Capital Expenditures
Period Ending	Maximum Permitted Amount
June 30, 2003	$ 2,500,000
July 31, 2003	4,500,000
August 31, 2003	6,000,000
September 30, 2003	7,500,000
October 31, 2003	9,500,000
November 30, 2003	11,000,000
December 31, 2003	12,500,000
January 31, 2004	14,000,000
February 29, 2004	15,000,000
March 31, 2004	18,000,000
April 30, 2004	19,000,000
May 31, 2004	20,200,000
June 30, 2004	22,000,000
July 31, 2004	23,000,000
August 31, 2004	23,000,000

Schedule 7.22

Certain Existing Restrictions on Borrower and Subsidiaries

          1. Restrictions contained in documents evidencing or governing industrial revenue bonds issued for the benefit of Mississippi Phosphates Corporation which restrict the use of the proceeds of such industrial revenue bonds.

          2. Deed of Charge (Shares and Securities) dated as of November 10, 1998, among JPMorgan Chase Bank, as collateral trustee (the "Collateral Trustee"), the Borrower and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and FMCL, as amended by that certain Novation and Variation of Deed of Charge (Shares and Securities), dated as of May 7, 2003, by and among Farmland Trinidad Limited, MissChem Trinidad Limited, Farmland Industries, Inc., Mississippi Chemical Corporation, Koch Mineral Services, LLC, and JPMorgan Chase Bank, and Farmland MissChem Limited.

          3. Subordination Agreement dated as of November 10, 1998, among Ex-Im Bank, MissChem Trinidad Limited and FMCL.

          4. Unanimous Shareholders Agreement dated as of November 10, 1998, among MissChem Trinidad Limited, MissChem Barbados, SRL and the Collateral Trustee.

          5. Amended and Restated Shareholders Agreement dated as of November 10, 1998, among Farmland Industries, Inc. and certain of its Subsidiaries and the Borrower and certain of its Subsidiaries.

          6. Limited Liability Company Agreement of FMCL LLC dated April 1, 1998, as amended on November 10, 1998.

          7. Limited partnership agreement of Houston Ammonia Terminal, L.P.